UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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◻	Soliciting Material under §240.14a-12

WideOpenWest, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WIDEOPENWEST, INC.

7887 East Belleview Avenue, Suite 1000

Englewood, Colorado 80111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 9, 2024

To the Stockholders of WideOpenWest, Inc.:

The Annual Meeting of Stockholders of WideOpenWest, Inc. (“Company”) will be held on May 9, 2024 at 10:00 a.m., EDT, virtually via a live webcast on the Internet at www.virtualshareholdermeeting.com/WOW2024, for the following purposes:

Items of Business

(1)	To re-elect three members of the Board of Directors. The Board intends to present for re-election the following three nominees: Teresa Elder, Jeffrey Marcus, and Phil Seskin;
(2)To ratify the appointment of BDO USA, P.C. as the independent registered public accounting firm for 2024;
(3)An advisory (non-binding) vote on the Company’s executive compensation;
(4)An advisory (non-binding) vote on the frequency of future advisory votes on executive compensation;
(5)To approve an amendment to WideOpenWest Inc.’s 2017 Omnibus Incentive Plan; and
(6)	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Record Date

Close of business on March 15, 2024.

Sincerely,

/s/ JEFFREY MARCUS
Jeffrey Marcus Chairman of the Board Englewood, Colorado March 26, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2024: The Company’s Notice of Annual Meeting, Proxy Statement and 2023 Annual Report to stockholders are available on the Internet at www.proxyvote.com.

WIDEOPENWEST, INC.

7887 East Belleview Avenue, Suite 1000

Englewood, Colorado 80111

PROXY STATEMENT

THE MEETING

The accompanying proxy is solicited on behalf of the Board of Directors (“Board of Directors” or the “Board”) of WideOpenWest, Inc., a Delaware corporation (“Company” or “WOW”), for use at the 2024 Annual Meeting of Stockholders (“Annual Meeting”). This Proxy Statement and the accompanying form of proxy will be mailed to stockholders on or about March 26, 2024. Our Annual Report for the year ended December 31, 2023 is enclosed with this Proxy Statement. An electronic copy of this proxy statement and annual report are available at www.proxyvote.com and www.wowway.com.

GENERAL INFORMATION

Why am I receiving these materials?

The Company has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the 2024 Annual Meeting to be held virtually on May 9, 2024 at 10:00 a.m., EDT, and at any postponement(s) or adjournment(s) thereof. The Annual Meeting will be conducted via a live webcast on the Internet only at www.virtualshareholdermeeting.com/WOW2024.

We are providing you this proxy statement (“Proxy Statement”) and the enclosed proxy card or the Notice of Internet Availability of Proxy Materials (“Notice”) because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy over the Internet, by phone or by mail, if you requested printed copies of the proxy materials.

This proxy statement is first being made available on or about March 26, 2024, to all stockholders of record entitled to vote at the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending the Notice to its stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meeting and the cost to the Company associated with the physical printing and mailing of materials.

What is included in these proxy materials?

These proxy materials include:

●	The Notice of 2024 Annual Meeting of Stockholders;
●	This Proxy Statement for the 2024 Annual Meeting; and
●	The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 13, 2024 (“Annual Report”).

If you requested printed versions by mail, these proxy materials also include the proxy card for the Annual Meeting.

Voting Rights, Quorum and Required Vote

Only holders of record of our common stock at the close of business on March 15, 2024, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on March 15, 2024, we had 83,313,611 shares of common stock outstanding and entitled to vote. Holders of the Company’s common stock are entitled to one vote for each share held as of the above record date. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, present via webcast or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.

Proposal One—Re-election of Directors. Directors will be re-elected by a plurality of the votes of the shares of common stock cast at the Annual Meeting, which means that the three nominees receiving the highest number of “for” votes will be elected. Withheld votes and broker non-votes (as defined below) will have no effect on Proposal No. 1.

Proposal Two—Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of BDO USA, P.C. as the independent registered public accounting firm for 2024 requires the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present in person or represented by proxy. Abstentions and broker non-votes (as defined below) will count the same as votes against Proposal No. 2. Broker non-votes (as defined below) will have no effect on Proposal No. 2.

Proposal Three—Advisory (Non-Binding) Vote to Approve the Company’s Executive Compensation. As disclosed in “Executive Compensation,” this proposal is advisory in nature, which means that the vote is not binding upon the Company. However, the Board and the Compensation Committee will consider the affirmative vote of a majority of the votes cast “FOR” the proposal as approval of the compensation paid to the Company’s named executive officers as described in this Proxy Statement. Abstentions (as defined below) will count the same as votes against Proposal No. 3. Broker non-votes (as defined below) will have no effect on Proposal No. 3.

Proposal Four—Advisory (Non-Binding) Vote on the Frequency of the Advisory Vote on Executive Compensation. As discussed in Proposal 3, this vote should occur every year, every two years or every three years. This proposal is advisory in nature, which means that the vote is not binding upon the Company. The opinions expressed by stockholders on this matter will be taken into consideration by the Board regarding the future frequency of the advisory vote on executive compensation. Abstentions (as defined below) will count the same as votes against Proposal No. 4. Broker non-votes (as defined below) will have no effect on Proposal No. 4.

Proposal Five—Approval of Amendment to the 2017 Omnibus Incentive Plan. The approval by an affirmative vote of a majority of the Company stockholders is required to approve the proposed amendment to the 2017 WideOpenWest, Inc. Omnibus Incentive Plan (the “2017 Omnibus Plan”) to increase the maximum number of shares of common stock that may be issued pursuant to awards granted thereunder from 15,924,128 to 18,424,128 shares. Abstentions (as defined below) will count the same as votes against Proposal No. 5. Broker non-votes (as defined below) will have no effect on Proposal No. 5.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

“FOR” Proposal One, the re-election to the Board of each of the three nominees named in this Proxy Statement;

“FOR” Proposal Two, the ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for 2024;

“FOR” Proposal Three, the non-binding advisory approval of the Company’s executive compensation;

“EVERY YEAR” for Proposal Four, as the frequency of future non-binding advisory votes on executive compensation; and

“FOR” Proposal Five, the approval of an amendment to the 2017 Omnibus Plan.

Voting Your Shares

If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote by following the instructions included on your proxy card and (1) completing, dating and signing the accompanying proxy and promptly returning it in the enclosed envelope, (2) by telephone or (3) electronically through the Internet. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal or in the case of the election of directors, as a vote “for” election of all nominees presented by the Board.

If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote during the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, New York Stock Exchange (“NYSE”) rules grant your broker discretionary authority to vote on “routine” proposals, which includes only Proposal Two for purposes of the Annual Meeting. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.”

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the stockholder.

In all cases, the deadline for submission of your proxy by telephone or via the Internet is 11:59 p.m., Eastern Daylight Time, on May 8, 2024.

Expenses of Solicitation

The expenses of any solicitation of proxies to be voted at the Annual Meeting will be paid by the Company. We have engaged Broadridge Financial Solutions, Inc. (“Broadridge”) to assist with the preparation and distribution of the proxy solicitation materials for the Annual Meeting, to host the virtual meeting and to act as vote tabulator. Following the original mailing of the proxies and other soliciting materials, the Company and its directors, officers or employees (for no additional compensation) may also solicit proxies in person, by telephone or email. The Company will also request that banks, brokers and other nominees forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

Revocability of Proxies

Any person submitting a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by written notice delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy that is submitted via telephone or Internet no later than 11:59 p.m. (ET) on May 8, 2024, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or by participating during the Annual Meeting and voting during the Annual Meeting. In order for beneficial owners to change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.

Delivery of Proxy Materials

Beginning on or about March 26, 2024, we will mail or e-mail to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials and Annual Report over the Internet and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials and Annual Report, you may request such materials by telephone at 1-800-579-1639, by email at sendmaterial@proxyvote.com, or over the Internet at www.proxyvote.com.

Inspector of Election

A representative from Broadridge will serve as the inspector of election for the Annual Meeting.

Stockholder Proposals

Notice of any proposal that a stockholder intends to present at the 2025 annual meeting of stockholders, as well as any director nominations, must be delivered to the principal executive offices of the Company not earlier than the close of business on January 9, 2025 nor later than the close of business on February 8, 2025. The notice must be submitted by a stockholder of record and must set forth the information required by the Company’s bylaws with respect to each director nomination or other proposal that the stockholder intends to present at the 2025 annual meeting of stockholders. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b). A copy of the Company’s bylaws is available on the Company’s corporate website at www.wowway.com. Our website is not part of this proxy statement. Stockholders may submit proposals for inclusion in our proxy materials in accordance with Rule 14a-8 promulgated under the Exchange Act of 1934, as amended (“Exchange Act”). For such proposals to be included in our proxy materials relating to our 2025 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than November 26, 2024.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Board of Directors

Set forth below is the name, age, position and a description of the business experience of each of our directors and director nominees as of March 26, 2024:

					Current
					Term
Name	Age	Position(s)	Class	Appointed	Expiration
Director Nominees:
Teresa Elder	62	Chief Executive Officer and Director	I	December 14, 2017	2024
Jeffrey Marcus	77	Chairman of the Board	I	March 15, 2017	2024
Phil Seskin	60	Director	I	March 15, 2017	2024
Continuing Directors:
Daniel Kilpatrick	43	Director	II	March 15, 2017	2025
Tom McMillin	62	Director	II	August 7, 2017	2025
Barry Volpert	64	Director	II	October 16, 2019	2025
Gunjan Bhow	53	Director	III	July 29, 2020	2026
Jill Bright	61	Director	III	September 5, 2017	2026
Brian Cassidy	50	Director	III	March 15, 2017	2026

Background of Directors

Director Nominees

Teresa Elder, Chief Executive Officer and Director. Ms. Elder was appointed as CEO of the Company in December 2017. Ms. Elder has over 25 years of experience in the cable and wireless industries, including previous CEO and President roles. She has been an officer of Vodafone, AT&T, and Clearwire among others. Ms. Elder has been a Member and then Board Chair of the Management Board of the Stanford University Graduate School of Business from 2012-2018, a member of the Board of Advisors to the Stanford University MSx Program and Steering Committee to Stanford Women on Boards, a member of the Cystic Fibrosis Foundation Board of Trustees as of 2017, and a member of the Board of C-SPAN as of 2018. Ms. Elder served as a member of the Board of Advisors for the Markkula Center for Applied Ethics until January 2019. Ms. Elder received her undergraduate degree from Creighton University, summa cum laude, and she holds a Master of Science in Management from Stanford University, Graduate School of Business. Ms. Elder was selected to serve on our Board of Directors because of her extensive executive and industry experience, in addition to her role as WOW’s Chief Executive Officer.

Jeffrey Marcus, Chairman of the Board. Mr. Marcus is a former media and communications executive. Mr. Marcus served as head of the Media Strategy at Crestview Advisors, L.L.C. (“Crestview”), a private equity firm, from 2004 until retirement at the end of 2018. Mr. Marcus previously served as the President and CEO of AMFM (formerly Chancellor Media Corporation), one of the nation's largest radio broadcasting companies. Mr. Marcus was also the Founder, and CEO of Marcus Cable, which at the time of its sale in 1998, was the largest privately held cable company in the United States. Prior to his involvement with Marcus Cable, Mr. Marcus founded Marcus Communications, which was merged into the renamed company, WestMarc Communications. Mr. Marcus has served on a variety of public and private company board of directors, including Brinker International, Inc. (NYSE: EAT), AMFM, Charter Communications, Inc. (NASDAQ: CHTR), Insight Communications, OneLink Communications, WestMarc Communications, NEP Group, Inc., Camping World Holdings, Inc. (NYSE: CWH), from March 2016 to February 2020 and was formerly Chairman of DS Services and Cumulus Media, Inc. Mr. Marcus received a Bachelor of Arts degree in economics from the University of California, Berkeley. Mr. Marcus was selected to serve on our Board of Directors because of his extensive experience as the CEO of several companies in the broadcast and communications industry, his prior leadership skills on Crestview’s media and communications investment strategy, and his current and prior directorship experience in the industry.

Phil Seskin, Director. Since 2019, Mr. Seskin has been associated with the 3i Group, an investment company, as a member of the global executive network. Prior to 3i, Mr. Seskin served as an industry executive at Avista Capital Partners

(“Avista”), a private equity firm, from 2012 through 2017. Prior to Avista, Mr. Seskin spent more than two decades at Verizon Communications (NYSE: VZ), most recently as a Senior Vice President of Strategy and Corporate Development. At Verizon, Mr. Seskin led transactions totaling approximately $200 billion and initiatives that spanned more than 20 countries and involved strategy, acquisitions, operations, valuation, cross-border currency, tax and regulatory issues. Mr. Seskin co-founded Verizon Strategic Investments, Verizon’s venture capital operation. Mr. Seskin serves as a Trustee of Big Brothers Big Sisters of New York City. He has also served as a Director of Databank Holdings, Telular Corporation, AboveNet, ComLinkData, Independence IT and as a Trustee of New York Downtown Hospital until its merger with New York Presbyterian. Mr. Seskin received a Bachelor of Arts degree from Adelphi University in 1985 and a Master of Business Administration in Finance in 1992 from Hofstra University. Mr. Seskin was selected to serve on our Board of Directors because of his industry knowledge and operating expertise developed over years of experience in the industry and his leadership skills and strategic guidance.

Continuing Directors

Daniel Kilpatrick, Director. Mr. Kilpatrick is a Partner at Crestview and joined the firm in 2009 after receiving his Master of Business Administration from the Stanford Graduate School of Business. Mr. Kilpatrick currently serves as head of Crestview’s financial services strategy. Mr. Kilpatrick is currently a director of the following Crestview portfolio companies: AutoLenders, Congruex, LLC, DARAG Group, Modern Wealth Management, Venerable Holdings, Inc. and Fidelis Insurance. He was previously a director of Accuride Corporation, Camping World Holdings, Inc. (NYSE: CWH), ICM Partners, Industrial Media, NYDJ, Protect My Car and Symbion, Inc. Mr. Kilpatrick received his Bachelor of Arts degree from Yale University. Mr. Kilpatrick was selected to serve on our Board of Directors because of his private equity investment and company oversight experience and background with respect to acquisitions, debt financings and equity financings.

Tom McMillin, Director. Mr. McMillin founded Nevis Advisors, an investment and advisory company, in August 2017 and serves as its Managing Partner. Mr. Millin also serves as an operating partner for Braemont Capital. He previously served as the President and Chief Operating Officer of TierPoint and Cequel III, both investment firms. Prior to joining TierPoint and Cequel III in December 2015, Mr. McMillin served as the Executive Vice President and Chief Operating Officer of Suddenlink Communications starting in 2006. Prior to joining Suddenlink, Mr. McMillin served as Chief Financial Officer for a diverse group of communication companies including First Broadcasting, Clearwire Technologies, Inc., AMFM, Inc. and Marcus Cable. He began his professional career with Arthur Andersen & Co. In addition to WOW, Mr. McMillin currently serves on the board of directors of Loenbro, LLC (private), Road Safety Services, Inc. (private), and Service Express, Inc. (private) and serves on the board of advisors of Keeley Companies (private) and is Investment Committee Advisor of Cultivation Capital Tech Fund III & IV. He also serves on the board of governors for the SSM Health Cardinal Glennon Children's Hospital Foundation. He previously served on the boards of Ntirety (private), Ascent Capital Group, Inc., Suddenlink Communications and TierPoint. Mr. McMillin received a Bachelor of Science degree in accountancy from the University of Missouri-Columbia. Mr. McMillin was selected to serve on our Board of Directors because of his industry knowledge and operating expertise developed over years of experience in the industry and his leadership skills and strategic guidance.

Barry Volpert, Director. Mr. Volpert co-founded Crestview in 2004 and currently serves as a partner and the CEO, as well as the chairman of the Investment Committee. Mr. Volpert specializes in complex and contrarian investment themes arising out of major dislocations or restructurings. Mr. Volpert retired as a partner of Goldman Sachs in 2003, where he spent 18 years as a co-founder and ultimately co-COO of the global private equity business. Among his responsibilities at Goldman Sachs, Mr. Volpert led the international private equity business while based in London for six years and founded the mezzanine fund business. Mr. Volpert is currently a director of Venerable Holdings and was previously a director of Industrial Media, Key Safety Systems, Lancashire, Oxbow Carbon and ValueOptions. Mr. Volpert also serves as a member of the Dean’s Advisory Board at Harvard Law School, is a member of the Robert F. Kennedy Human Rights board of directors and an elected council member of the Sagaponack Village Erosion Control District. Mr. Volpert received a J.D., magna cum laude, from Harvard Law School, where he was an editor of the Law Review. Mr. Volpert received an M.B.A., with high distinction, from Harvard Business School, where he was a Baker Scholar. Mr. Volpert received an A.B., summa cum laude, from Amherst College, where he was elected to Phi Beta Kappa. Mr. Volpert was selected to serve on our Board of Directors because of his extensive investing expertise and financial industry experience.

Gunjan Bhow, Director. Mr. Bhow has worked in Silicon Valley for 25 years in consumer digital products, including software, applications, services, and devices. From 2018 to 2022, Mr. Bhow served as the Global Chief Digital Officer for Walgreens Boots Alliance (NASDAQ: WBA), where he was responsible for e-commerce, data science, store technology, healthcare, retail, and pharmacy growth. Prior to WBA, he worked for The Walt Disney Company from 2014 to 2018 as Senior Vice President and General Manager of Direct-to-consumer, E-commerce, and Digital, where he led the strategy, development, and operations for Disney+, Disney Movies Anywhere, and Disney Movie Club, among other consumer offerings. Prior to Disney, Mr. Bhow worked with Amazon as a Head of Product Management, Digital, where he led from concept-to-release the Amazon Fire TV Stick, Fire TV, and various innovative products including Prime Video and Echo. Mr. Bhow has an M.B.A. from Harvard University Graduate School of Business, where he authored a best-selling case study on economics of internet based initial public offerings, and he received a B.S. in Electrical Engineering and Computer Science with honors from the University of California at Berkeley, where he focused on cognitive psychology and interactive media. In addition to WOW, Mr. Bhow currently serves on the board of directors of Recreational Equipment, Inc. (REI) (co-operative), One Call Care Management, Inc. (privately-held), BBC Commercial Limited (subsidiary of public service), and Child Mind Institute (non-profit). Mr. Bhow was selected to serve on our Board of Directors because of his significant digital marketing skills and significant experience in leading direct-to-consumer marketing and e-commerce initiatives.

Jill Bright, Director. Ms. Bright has served as the Chief Transformation Officer for OneMagnify since October 2023. Prior to that, from December 2020 to August 2021, she served as Chief Administrative Officer for LionTree Advisors LLC and from August 2017 until March 2020, as Executive Vice President of Human Resources and Administration for Sotheby's. Before joining Sotheby's, Ms. Bright spent over twenty years at Conde Nast where she led Human Resources until her appointment to Chief Administrative Officer. She also held senior human resources roles at American Express earlier in her career. In 2015, Ms. Bright was appointed to the NYC Quadrennial Advisory Commission to study, evaluate and make recommendations for compensation levels of elected officials. Ms. Bright also served for two years as the Mayor's Representative to the Board of the New York Public Library. Ms. Bright currently consults as an operating executive for Crestview Partners focused on human capital management for the industrials segment. She is a board member of Interactive Brokers Group and serves on their ESG Committee, as well as a board director of private equity-backed Service Express. Ms. Bright completed her MBA at New York University's Stern School of Business and her BA from Marymount Manhattan College where she's a former Board Trustee. Ms. Bright was selected to serve on our Board of Directors because of her operating experience and expertise in compensation.

Brian Cassidy, Director. Mr. Cassidy is the President and a Partner at Crestview, having joined the firm in 2004. He is also a member of the Investment Committee and head of the media strategy. Mr. Cassidy is currently a member of the board of directors of the following Crestview portfolio companies: Camping World Holdings, Inc. (NYSE: CWH), Congruex LLC, Digicomm, FC3, Hornblower Holdings, and Viad Corp (NYSE: VVI) and is chairman of the board of TenCate Grass. Mr. Cassidy was previously a director of Industrial Media, ICM Partners, ValueOptions, Inc., OneLink Communications, Charter Communications, Inc. (NASDAQ: CHTR), Insight Communications, Cumulus Media, Inc. (NASDAQ: CMLS), Interoute Communications Holdings and NEP Group, Inc. Prior to joining Crestview, Mr. Cassidy worked in private equity at Boston Ventures, where he invested in companies in the media and communications, entertainment and business services industries. Mr. Cassidy also worked as the acting CFO of a portfolio company of Boston Ventures. Mr. Cassidy was also an investment banking analyst at Alex. Brown & Sons, where he completed a range of financing and M&A assignments for companies in the consumer and business services sectors. Mr. Cassidy received a Master of Business Administration from the Stanford Graduate School of Business and a Bachelor of Arts degree in Physics from Harvard College. Mr. Cassidy was selected to serve on our Board of Directors because of his leadership skills as head of Crestview's media and communications investment strategy, his current and prior directorships experience in this industry, and his private equity investment and company oversight experience and background with respect to acquisitions, debt financings and equity financings.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Director Independence

A majority of the members of our Board of Directors are deemed independent and each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is comprised entirely of independent directors, and we fully complied with the independence requirements of Rule 10A-3 of the Exchange Act and the rules of the New York Stock Exchange.

Our Board of Directors has affirmatively determined that each of our directors other than Ms. Elder are independent directors under the applicable rules of the New York Stock Exchange and that Mr. McMillin, Mr. Kilpatrick and Mr. Seskin are also independent directors for purposes of Rule 10A-3 of the Exchange Act.

Board Leadership Structure

We currently separate the roles of Chair of the Board and Chief Executive Officer as we believe that the Company and its stockholders are best served by having an independent director serve as Chair while allowing for close collaboration on Board agenda items with our Chief Executive Officer. Our current Chairman, Jeffrey Marcus, chairs all Board meetings, including regular executive sessions of the independent directors, and consults with Ms. Elder regarding issues to be included in Board meeting agendas.

Classification of Board of Directors

Our amended and restated certificate of incorporation provides that our Board of Directors is divided into three classes of directors, with the classes as nearly equal in number as possible. Our directors are divided among the three classes as follows:

●	Class I directors, Teresa Elder, Jeffrey Marcus and Phil Seskin, whose terms expire at this year’s Annual Meeting;
●	Class II directors, Daniel Kilpatrick, Tom McMillin and Barry Volpert whose terms expire at the annual meeting of the stockholders occurring in 2025; and
●	Class III directors, Gunjan Bhow, Jill Bright and Brian Cassidy, whose terms expire at the annual meeting of the stockholders occurring in 2026.

Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of their successor, or their earlier death, resignation or removal.

Stockholders’ Agreement

We are party to a Stockholders’ Agreement with Crestview Partners (“Sponsor”) and certain members of management. The Stockholders’ Agreement provides, among other things, that the Sponsor has the right to designate:

●	three directors to our Board of Directors for so long as the Sponsor owns at least 22.5% of our outstanding shares of common stock;
●	two directors for so long as the Sponsor owns at least 15%, but less than 22.5%, of our outstanding shares of common stock; and
●	one director to our Board of Directors for so long as the Sponsor owns at least 5%, but less than 15%, of our outstanding shares of common stock.

The current Crestview designees are Mr. Kilpatrick, Mr. Cassidy and Mr. Volpert. We will be required to take all necessary action to cause the Board of Directors to ensure the composition of our Board of Directors as set forth above.

Board Committees

Our Board of Directors has three standing committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. Each committee reports to the Board of Directors as it deems appropriate and as the Board of Directors may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our Board of Directors may establish other committees, as it deems appropriate, to assist it with its responsibilities. Members of the Board of Directors are expected to attend all Board meetings, the Annual Meeting and all meetings of all committees of the Board on which they serve. In 2023, the Board of Directors held five meetings and all of the members of the Board of Directors attended more than 75% of the meetings of the Board of Directors and more than 75% of the meetings of all committees of the Board on which they serve. All nine members of our Board of Directors attended our 2023 Annual Meeting.

Nominating and
	Audit	Corporate Governance	Compensation
Director	Committee	Committee	Committee
Teresa Elder
Gunjan Bhow			Member
Jill Bright		Member	Chair
Brian Cassidy		Member
Daniel Kilpatrick	Member		Member
Jeffrey Marcus
Tom McMillin	Chair		Member
Phil Seskin	Member	Chair
Barry Volpert
Number of Meetings in 2023:	5	4	5

Audit Committee

The Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm their independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of their audit; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual consolidated financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, risk management processes, data privacy, and cybersecurity risks and compliance with legal and regulatory requirements; (7) reviewing cybersecurity, privacy and information security risk exposures and the steps our management has taken to monitor and control these exposures, (8) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (9) reviewing and approving related person transactions.

Our Audit Committee consists of Tom McMillin, as chair, Daniel Kilpatrick and Phil Seskin. Our Board of Directors has affirmatively determined that Tom McMillin, Daniel Kilpatrick and Phil Seskin meet the definition of “independent director” for purposes of serving on an Audit Committee under applicable SEC and the New York Stock Exchange rules, and we comply with these independence requirements, including the requirement to have an audit committee consisting entirely of independent directors.  Our Board of Directors has determined that Mr. McMillin and Mr. Kilpatrick qualify as “Audit Committee financial experts,” as the term is defined in the Securities Exchange Act of 1934, as amended.

Our written charter for the Audit Committee is available on our corporate website at www.wowway.com. The information contained on, or that can be accessed through, our website does not constitute a part of this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other matters: (1) screening and identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors, including nominees recommended by stockholders; (2) overseeing the organization of our Board of Directors to discharge the Board’s duties and responsibilities properly and efficiently; (3) identifying best practices and recommending corporate governance principles; (4) overseeing evaluations of the Board, individual Board members and the Board committees; and (5) developing and recommending to our Board of Directors a set of corporate governance guidelines and principles applicable to us.

In accordance with the Company’s Corporate Governance Guidelines, which are available on the Company’s website at www.wowway.com, and as part of this process, the Nominating and Corporate Governance Committee considers the breadth of background, strength of character, skills, reputation in the business community, ethics and integrity that candidates may bring to the Board of Directors. Although not specifically prescribed by our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee considers the diversity of prospective nominees (including incumbent directors), which may enhance the viewpoints of the Board through a mix of different professional and personal backgrounds and experiences.

Our Nominating and Corporate Governance Committee consists of Phil Seskin, as chair, Jill Bright and Brian Cassidy.

Our written charter for the Nominating and Corporate Governance Committee is available on our corporate website at www.wowway.com. The information contained on, or that can be accessed through, our website does not constitute a part of this proxy statement.

Compensation Committee

The Compensation Committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our directors, CEO and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans.

Our Compensation Committee consists of Jill Bright, as chair, Gunjan Bhow, Daniel Kilpatrick, and Tom McMillin.

Our written charter for the Compensation Committee is available on our corporate website at www.wowway.com. The information contained on, or that can be accessed through, our website does not constitute a part of this proxy statement.

Risk Oversight

Our Board of Directors oversees our annual enterprise risk assessment and delegates to the Audit Committee oversight of our risk management process. Our other board committees also consider and address risk as they perform their respective committee responsibilities. The Board of Director’s risk oversight function is enhanced by the fact that the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are comprised entirely of independent directors. All committees report to the full Board of Directors as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Code of Ethics

We have adopted a written General Code of Ethics (“General Code of Ethics”) which applies to all of our directors, officers and other employees, including our principal executive officer, principal financial officer and controller. In addition, we have adopted a written Code of Ethics for Executive Officers and Principal Accounting Personnel (“Senior Officer Code of Ethics”) which applies to our principal executive officer, principal financial officer, controller and other designated members of our management. Copies of each code are available on our corporate website www.wowway.com. The information contained on, or that can be accessed through, our website does not constitute a part of this proxy statement. We will provide any person, without charge, upon request, a copy of our General Code of Ethics or Senior Officer Code of Ethics. Such requests should be made in writing to the attention of our Secretary at the following address: 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado 80111. Any substantive amendments to the General Code of Ethics, or grant any waiver from a provision of the General Code of Ethics required to be disclosed by the NYSE or SEC, will be posted on the Company’s website at www.wowway/investor-relations/governance-documents.

Communications to the Board of Directors

Stockholders and other interested parties may communicate directly with the Board of Directors, the non-management directors or the independent directors as a group or specified individual directors by writing to such individual or group care of our Secretary at the following address: WideOpenWest, Inc., 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado 80111. Our Secretary will forward all correspondence to the relevant group or individual.

Executive Officers

Set forth below is the name, age, position and a description of the business experience of each of our executive officers as of March 26, 2024.

Name	Age	Position(s)
Teresa Elder	62	CEO and Director
John Rego	62	Chief Financial Officer
Don Schena	64	Chief Customer Experience Officer
Henry Hryckiewicz	58	Chief Technology Officer

Background of Executive Officers

Teresa Elder, Chief Executive Officer and Director. Ms. Elder’s biographical information is included in “—Background of Directors—Continuing Directors.”

John Rego, Chief Financial Officer. Mr. Rego is WOW’s Chief Financial Officer. He joined the company in June 2020 bringing with him more than 38 years of finance, accounting and operational experience. Prior to joining WOW, Mr. Rego served as CFO for Telaria, Inc. (sold to the Rubicon Project) from September 2015 to June 2020, and prior to that was CFO for Virgin Galactic. He also served as executive vice president, chief financial officer and treasurer for Vonage Holdings Corp. for nearly eight years as they substantially grew their customer base. Mr. Rego received his undergraduate degree from Rutgers University and is a Certified Public Accountant and a Chartered Global Management Accountant.

Don Schena, Chief Customer Experience Officer. Mr. Schena joined the Company in July 2018. As Chief Customer Experience Officer, Mr. Schena has responsibility for WOW’s strategy and vision for all customer-facing functions. Mr. Schena has more than 25 years of senior-level experience in the telecommunications industry, having previously served as senior vice president at Clearwire, Comcast, AT&T and MediaOne. In his roles at Comcast and AT&T, he oversaw up to 5,000 employees and more than 2 million customers. In addition, Mr. Schena served as chief operating officer at Simple Star where he led strategy execution and managed finance, human resources, customer care, business development, and partner management functions. Mr. Schena brings to WOW an impressive track record of building and managing customer relationships and delivering advanced products and services to customers.

Henry Hryckiewicz, Chief Technology Officer. Mr. Hryckiewicz joined the Company as Chief Technology Officer in January 2020 bringing more than 20 years of experience as an engineering and technical operations executive in the telecommunications industry. He was the senior vice president of engineering operations for residential and business services for Time Warner Cable where he managed strategic and operational oversight of network design, deployment, operations and expansion from 2008 through 2016. Prior to his tenure at Time Warner Cable, he held multiple leadership positions at Adelphia Communications Corporation.

Equity Compensation Plans

The following table sets forth certain information as of December 31, 2023 concerning our equity compensation plans:

Number of securities
remaining available for
future issuance under
	Number of securities to be		equity compensation plans
	issued upon exercise of	Weighted‑average exercise	(excluding securities
	outstanding options,	price of outstanding	reflected in the first
Plan category	warrants and rights(#)(1)	options, warrants and rights	column)(#)(1)
Equity compensation plans approved by security holders	3,135,804	$—	3,934,574
Equity compensation plans not approved by security holders	—	—	—
Total	3,135,804	$—	3,934,574
(1)	Includes performance shares granted on March 3, 2021, March 3, 2022, February 3, 2023, and March 2, 2023, to certain executive officers assuming the target threshold of achievement for each performance metric.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires the Company’s directors, executive officers and persons who beneficially own more than 10 percent of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Company’s common stock.

Delinquent Section 16(a) Reports

Based solely on its review of the copies of such reports filed with the SEC or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2023 all filing requirements applicable to the Reporting Persons were timely met, except that the following Form 4s were filed late due to administrative oversight: a Form 4 for Crestview Partners III GP, L.P. filed on January 10, 2023 for a grant of 6,785 shares of common stock that occurred on January 3, 2023, a Form 4 for John Rego filed on July 5, 2023 for 17,021 shares of common stock which were withheld on June 30, 2023 and a Form 4 for Henry Hryckiewicz filed on October 13, 2023 for a sale of 8,000 shares of common stock that occurred between September 1, 2023 and October 2, 2023.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information about the beneficial ownership of our common stock, as of March 15, 2024, by:

●	each person known by us to beneficially own 5% or more of our outstanding common stock;
●	each of our directors and named executive officers; and
●	all of our directors and executive officers as a group.

For further information regarding material transactions between us and certain of our stockholders, see “Certain Relationships and Related Party Transactions.”

As of March 15, 2024, there were 83,313,611 shares of our common stock outstanding, which are entitled to vote at the Annual Meeting.

	Common Stock Owned
Name and Address of Beneficial Owner(1)	Number	Percentage
Principal Stockholders:
Crestview(2)	31,606,167	38%
LB Partners(3)	4,650,725	6%
The Vanguard Group(4)	3,931,768	5%
Named Executive Officers and Directors:
Teresa Elder	1,668,865	2%
John Rego	289,914	*
Don Schena	295,698	*
Henry Hryckiewicz	192,688	*
Brian Cassidy(2)	—	*
Daniel Kilpatrick(2)	—	*
Jeffrey Marcus	73,818	*
Tom McMillin	96,672	*
Phil Seskin	111,237	*
Jill Bright	126,626	*
Barry Volpert(2)	—	*
Gunjan Bhow	65,510	*
Executive Officers and Directors as a Group (12 persons)(5)	2,921,028	4%

*     Less than 1%

(1)	A “beneficial owner” of a security is determined in accordance with Rule 13d-3 under the Exchange Act and generally means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security. Unless otherwise indicated, each person named in the table above has sole voting and investment power, or shares voting and investment power with his or her spouse (as applicable), with respect to all shares of stock listed as owned by that person. Number of shares owned for each executive officer includes restricted shares issued to such officers on March 2, 2023. The address of our executive officers and directors is c/o WideOpenWest, Inc., 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado 80111.
(2)	Includes (i) 4,849,639 shares held by Crestview W1 Co-Investors, LLC, (ii) 1,245,968 shares held by Crestview W1 TE Holdings, LLC, (iii) 25,142,311 shares held by Crestview W1 Holdings, L.P., (iv) 325,124 shares held by Crestview Advisors, L.L.C. that were delivered upon the vesting of awards of restricted common stock previously granted under the 2017 Omnibus Plan to Brian Cassidy, Daniel Kilpatrick and Jeffrey Marcus and upon the grant of Retainer Shares, in each case granted under the Plan to each of Messrs. Volpert, Kilpatrick and Cassidy and (v) 43,125 outstanding restricted shares granted to each of Brian Cassidy, Daniel Kilpatrick and Barry Volpert, in the aggregate, under the 2017 Omnibus Plan. Crestview Partners III GP, L.P. exercises voting and dispositive power over the shares held by Crestview W1 Co-Investors, LLC, Crestview W1 TE Holdings, LLC and Crestview W1 Holdings, L.P. Decisions by Crestview Partners III GP, L.P. to vote or dispose of such shares require the approval of a majority of the seven members of its investment committee and the chairman of the investment committee. The investment committee is composed of the following individuals: Barry S. Volpert (chairman), Thomas S. Murphy, Jr., Robert V. Delaney, Jr., Brian P. Cassidy, Adam J. Klein, Daniel G. Kilpatrick and Bradford R. Williams. None of the foregoing persons has the power individually to vote or dispose of any shares. Each of the foregoing individuals, in his capacity as solely a member of the investment committee, disclaims beneficial ownership of all such shares. The address of each of the foregoing is c/o Crestview Partners, 590 Madison Avenue, 42nd Floor, New York, New York 10022.
(3)	Based upon statements in a Schedule 13G/A filed by LB Partners, LLC on January 22, 2024. According to the Schedule 13G, LB Partners, LLC is the Investment Manager of LB M3 Partners LP, LB Rule One Partners LP, and LB Day Zero Partners LP (collectively the “Funds”) in which such shares referred to above are held. As a result, LB Partners, LLC possesses the power to vote and dispose or direct the disposition of all the shares beneficially owned by the Funds. LB Partners LLC disclaims beneficial ownership of any of the shares held by the Funds. The address of LB Partners, LLC is 411-413A East Main Street, Charlottesville, VA 22902.
(4)	Based upon statements in a Schedule 13G/A filed by the Vanuguard Group on February 13, 2024. According to the Schedule 13G/A, The Vanguard Group has shared voting power over 31,026 of the reported shares, sole dispositive power over 3,853,239 of the reported shares, and shared dispositive power over 78,529 of the reported shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(5)	Includes shares held by all executive officers and directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Under SEC rules, a related person transaction is any transaction or any series of transactions in which our Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. A “related person” is a director, officer, nominee for director or a more than 5% stockholder since the beginning of our last completed fiscal year, and their immediate family members.

Stockholders’ Agreement

We entered into a Stockholders’ Agreement with the Sponsor and certain members of management on May 24, 2017 (“Stockholders’ Agreement”). The Stockholders’ Agreement provides, among other things, that the Sponsor has the right to designate:

●	three directors to our Board of Directors for so long as the Sponsor owns at least 22.5% of our outstanding shares of common stock;
●	two directors for so long as the Sponsor owns at least 15%, but less than 22.5%, of our outstanding shares of common stock; and
●	one director to our Board of Directors for so long as the Sponsor owns at least 5%, but less than 15%, of our outstanding shares of common stock.

The Crestview designees are Mr. Kilpatrick, Mr. Cassidy and Mr. Volpert. We will be required to take all necessary action to cause the Board of Directors to ensure the composition of our Board of Directors as set forth above.

The Stockholders’ Agreement provides certain limitations on the ability of members of management party thereto to offer, sell or otherwise dispose of shares of our common stock or compete with the Company.

The Stockholders’ Agreement requires the Company to reimburse the Sponsor for costs the Sponsor incurs on behalf of the Company, services provided by the Sponsor to the Company and for any expenses the Sponsor incurs relating to enforcing their rights under the Stockholders’ Agreement. The Stockholders’ Agreement also includes corporate opportunity, confidentiality and indemnification provisions customary for agreements of this type.

Subject to certain exceptions, the Stockholders’ Agreement will terminate with respect to the Sponsor at such time as such Sponsor owns less than 5% of our outstanding shares of common stock, and the Stockholders’ Agreement will terminate entirely at such time as the Sponsor no longer owns more than 5% of our outstanding shares of common stock.

Registration Rights Agreement

We have entered into a Registration Rights Agreement with Crestview pursuant to which, among other things, we will provide to Crestview an unlimited number of “demand” registrations. The Registration Rights Agreement also provides Crestview customary “piggyback” registration rights. We are required to pay certain expenses relating to such registrations and to indemnify Crestview against certain liabilities which may arise in connection with the Registration Rights Agreement.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Policies and Procedures with Respect to Related Party Transactions

We have adopted written policies and procedures whereby our Audit Committee is responsible for reviewing and approving related party transactions. In addition, our General Code of Ethics requires that all of our employees and directors inform the Company of any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Further, at least annually, each director and executive officer will complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides information regarding the 2023 fiscal year compensation program for each individual who served as a principal executive officer or principal financial officer during 2023, the next three most highly compensated executive officers at fiscal year-end, and two additional executive officers who would have met the requirements but for the fact they were no longer serving as executive officers at fiscal year-end. Those individuals (“named executive officers” or “NEOs”) were:

●Teresa Elder, Chief Executive Officer
●John Rego, Chief Financial Officer
●Don Schena, Chief Customer Experience Officer
●Henry Hryckiewicz, Chief Technology Officer
●Craig Martin, General Counsel and Secretary (1)
●David Brunick, Chief Human Resources Officer (1)
(1)	Mr. Brunick and Mr. Martin departed from their executive roles with the Company on April 1, 2023 and June 1, 2023, respectively.

Unless the context requires otherwise, references to the “Compensation Committee” or the “Committee” in this CD&A refer to the Compensation Committee of our Board.

Executive Summary

Our 2023 Compensation Program

We have strived to create an executive compensation program that balances short-term versus long-term payments and awards, cash payments versus equity awards and fixed versus contingent payments and awards in ways that we believe are most appropriate to motivate our executive officers.

The following is a summary of key aspects of our 2023 compensation programs for our named executive officers:

●	Base Salary—Provide the security of a competitive fixed cash payment for services rendered.
●	Annual Cash Incentives—Motivate superior annual performance and support our objectives by tying any payout to the achievement against pre-established operating goals.
●	Long-Term Equity Incentives—Retain executives and align their interests with those of our long-term stockholders by motivating them to build stockholder value over the life of the grants and beyond. We generally tie long-term equity incentives to the appreciation of our common stock through grants of restricted stock and performance shares.
●	Employment Agreements—Maintain a strong, experienced management team which is essential to the best interests of the Company and our stockholders and minimize any employment security concerns.

We combine these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our executive officers and other senior personnel with those of our stockholders.

Corporate Governance “Best Practices”

Below is a summary of best practices that we have implemented with respect to the compensation of our named executive officers because we believe they support our compensation philosophy and are in the best interests of our Company and our stockholders.

●	Benchmarking review of external market data when making compensation decisions.
●	Annual bonus awards may be based on a combination of the following factors: (a) financial operating performance against pre-defined objective goals, (b) customer loyalty and satisfaction metrics, and (c) strategic metrics.
●	The Compensation Committee engages an independent compensation consultant.
●	We prohibit all executives and directors from trading in derivative securities related to our securities.
●	The Compensation Committee conducts an annual risk assessment of our compensation program.
●	We do not provide gross-up payments on excise taxes under Section 280G of the Code.
●	Our Insider Trading Policy (defined below) includes a prohibition against hedging Company stock, which protects against short-term decision making and involuntary transfers.

The Compensation Committee is generally charged with the oversight of our executive compensation program. The Compensation Committee considers the proper alignment of executive pay with our values and strategy by overseeing executive compensation policies, measuring and assessing corporate performance and taking into account our CEO’s performance assessment of our Company coupled with the individual performance of our other named executive officers. Beginning in 2020, the Compensation Committee retained Aon plc. (“Aon”) to assist the Compensation Committee in assessing its compensation practices. The Compensation Committee received an appropriate independence letter from Aon in 2023 and confirmed there were no conflicts of interest. The Compensation Committee has continued to use Aon as its compensation consultant for executive and director compensation matters, including with respect to benchmarking data and review of peer practices.

Compensation Philosophy and Objectives

The Company’s 2023 compensation program for its executive officers was designed to attract, motivate, reward and retain key executives and other employees and to enhance equity value by emphasizing long-term equity compensation. The Company believes that its 2023 compensation program provides total compensation that is both fair, competitive, and commensurate with performance. We generally target compensation at the median of the market and calibrate annual incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded. Additionally, a significant portion of executive’s compensation is in the form of equity based long-term incentives directly aligning the executive team with stockholders.

Compensation Determination Process

Role of the Board and Chief Executive Officer

All executive compensation decisions are made by our Compensation Committee. The Compensation Committee takes significant direction from the recommendations of our CEO regarding the design and implementation of the executive compensation program, as our CEO has significant involvement in, and knowledge of, the Company’s business goals, strategies and performance, the overall effectiveness of the executive officers and each person’s individual contribution to the Company’s performance. Ms. Elder does not make recommendations with respect to her own compensation. In addition, when making its decisions, the Compensation Committee considers the following factors:

●	the requirements of any applicable employment agreements;
●	the executive’s individual performance during the year;
●	projected role and responsibilities for the coming year;
●	actual and potential impact on the successful execution of our Company strategy;
●	the executive’s prior compensation, experience and professional status;
●	internal pay considerations; and
●	employment market conditions and compensation practices within our peer group.

The Company also considered the results of the prior year’s advisory say-on-pay vote in our compensation-setting practices. While the vote is not binding, our Board of Directors and Compensation Committee members value the opinions of our stockholders. At our 2023 annual meeting of stockholders, stockholders showed strong support for our compensation programs, with over 96% of the votes cast approving, on an advisory basis, the compensation programs paid to our named executive officers. Additionally, at the 2018 annual meeting of stockholders, our stockholders voted to vote annually on a non-binding resolution regarding executive compensation. Our next advisory, non-binding vote on the frequency of future advisory votes on executive compensation will be at this year’s annual meeting of stockholders.

Use of Competitive Data

We have historically used comparative information acquired through industry surveys and comparative company analysis in formulating recommendations for annual base salary adjustments, target bonus and long-term incentive grant values. Our Compensation Committee generally targets compensation at the median of the comparable market with actual positioning dependent on individual performance and internal equity.

The Compensation Committee, working with its independent advisors, establishes a peer group to aid in compensation decisions. The peer group consists of companies that are similar to us in business, size and complexity and with whom we compete for executive talent. In selecting our peer group we consider:

●	publicly-traded U.S. companies that file periodic reports with the SEC;
●	companies with comparable revenue (1/3x—3x) and market capitalization values (1/5x—5x); and
●	organizations in the cable, satellite and telecommunications industry

In determining the 2023 executive pay and program benchmarking, our Compensation Committee approved, based on the recommendation of independent advisors, the inclusion of the following companies:

• ATN International, Inc.	• IDT Corporation
• Cable One, Inc.	• Iridium Communications, Inc.
• Cogeco Communications, Inc.	• Shenandoah Telecommunications Company
• Cogent Communications Holding, Inc.	• United States Cellular Corporation
• Consolidated Communications Holdings, Inc.	• Uniti Group, Inc.
• EchoStar Corporation	• Viasat, Inc.
• Harmonic, Inc.	• Ziff Davis, Inc.

Elements of Executive Compensation

Our compensation program is weighted towards performance-based compensation, reflecting our philosophy of increasing our long-term value and supporting strategic imperatives. Historically, total compensation and other benefits consisted of the following elements:

●	base salary;
●	short-term annual cash incentive (bonus) compensation;
●	long-term equity incentive compensation; and
●	other benefit programs.

We combine these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational, and strategic objectives and align the interests of our executive officers and other senior personnel with those of our stockholders.

In 2023, we continued the short-term incentive cash compensation bonus plan tied to specific enterprise-wide goals, including Adjusted EBITDA, High-Speed Data (“HSD”) revenue, Adjusted Free Cash Flow and Market Expansion Homes Passed. We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, write-off of any asset, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including stock compensation expense) and certain other income and expenses. Adjusted Free Cash Flow, as utilized as an element of short-term cash incentive compensation, is defined as Adjusted EBITDA less cash capital expenditures (i.e., adjusted for impacts of working capital) and certain non-recurring, restructuring and merger and acquisition expenses. The Compensation Committee supports a competitive employee benefit package, but does not support executive perquisites or other supplemental programs targeted to executives.

Base Salary

A key component of compensation of our executive officers has historically been base salary. The base salary established for each of our executive officers is intended to reflect each individual’s responsibilities, experience, prior performance and other discretionary factors deemed relevant by our Compensation Committee. Base salaries are reviewed and considered by the Compensation Committee on an annual basis or as otherwise deemed appropriate by the Compensation Committee. Each named executive officer received a base salary paid in cash. The employment agreements for each named executive officer established a base salary, subject to annual increases at the Compensation Committee’s discretion. The Compensation Committee and the CEO rely primarily on competitive market analyses in determining annual salary increases while also considering the Company’s overall performance, and the individual’s experience, current performance and potential for advancement.

The following table sets forth the approximate base salaries approved for the named executive officers in 2023 and 2022:

	2023	2022	Percent
Name	Base Salary	Base Salary	Change
Teresa Elder	$894,348	$851,760	5%
John Rego	$515,970	$491,400	5%
Don Schena	$450,434	$420,966	7%
Henry Hryckiewicz	$460,000	$405,600	13%
Craig Martin (1)	$417,768	$417,768	0%
David Brunick (1)	$386,250	$386,250	0%
(1)	Mr. Brunick and Mr. Martin departed from their executive roles with the Company on April 1, 2023 and June 1, 2023, respectively.

Short-Term Annual Cash Incentive Compensation

We have a cash-based short-term incentive program (“STIP”) to motivate our executive officers and other exempt employees to achieve certain short-term Company-wide goals within the calendar year. In 2023, the overall potential payout of the 2023 STIP program ranged from a minimum threshold payout of 25% up to 150% of the target bonus for each participant based on certain Company-wide performance.

The 2023 STIP program measured results based on four financial metrics: (i) Adjusted EBITDA, (ii) HSD Revenue, (iii) Adjusted Free Cash Flow, and (iv) Market Expansion Homes Passed. The following table below sets forth the 2023 performance levels required for target payouts as well as actual performance for the 2023 STIP.

	Weighting	Target	Actual Performance	Weighted Payout(1)

	(%)	(in millions, except homes passed)		(%)
Adjusted EBITDA	70.0%	$291.6	$275.4	17.5%
HSD Revenue	10.0%	$453.4	$430.4	2.9%
Adjusted Free Cash Flow	10.0%	$110.3	$6.5	0.0%
Market Expansion Homes Passed	10.0%	82,364	48,400	0.0%
Total 2023 STIP Payout				20.4%
(1)	Although Adjusted EBITDA performance did not meet the applicable threshold, the Compensation Committee exercised its discretion to approve a 17.5% payout for this metric.

Based on Company performance during the 2023 fiscal year, each of the Company’s named executive officers employed by the Company as of December 31, 2023 earned an aggregate payout of 20.4% of the total 2023 STIP target variable compensation.

	Base	Target STIP	Overall STIP	2023 Bonus
Name	Salary	Percentage of Base Salary	Achievement	Earned
Teresa Elder	$894,348	125.0%	20.4%	$228,059
John Rego	$515,970	70.0%	20.4%	$73,681
Don Schena (1)	$450,434	57.9%	20.4%	$53,162
Henry Hryckiewicz (1)	$460,000	57.4%	20.4%	$53,890
Craig Martin (2)	$417,768	50.0%	41.5%	$36,120
David Brunick (2)	$386,250	50.0%	79.4%	$38,355
(1)	Mr. Schena and Mr. Hryckiewicz received an increase in their target STIP percentages in 2023 in conjunction with their merit increases. The target STIP percentage shown is pro-rated to reflect the increase.
(2)	Mr. Martin and Mr. Brunick departed from their executive roles with the Company on June 1, 2023 and April 1, 2023, respectively. Under their employment agreements, Mr. Martin and Mr. Brunick were entitled to the prorated portion of their 2023 STIP bonus accrued for at the time of departure.

Long-Term Equity Incentive Compensation

The Company utilizes restricted stock awards to attract, motivate and retain key executives with time-based annual awards based on a percentage of base salary for each NEO. Prior to 2020, these awards were strictly service-based restricted stock awards that vested in equal installments over a four year vesting period. During 2020, we introduced performance-based equity awards representing 30% of total annual equity compensation for the year. In 2021, we increased the percentage of our performance-based equity awards to 50% of total annual equity compensation for the year. The 2021, 2022 and 2023 performance-based awards will vest based on the Company’s achievement level relative to the following performance measures at December 31, 2023, 2024 and 2025, respectively: (i) 50% based upon the Company’s Total Shareholder Return (“TSR”) relative to the TSRs of the Company’s peer group, and (ii) 50% based on the Company’s three-year cumulative EBITDA metric. EBITDA is defined as previously described within these materials. Upon achievement of the minimum threshold performance metric, the grantee may earn 50% to 200% of their respective target shares based on the performance goal. Current grants of equity are subject to the provisions of the 2017 Omnibus Plan, as well as the Company’s Stockholders’ Agreement (as amended from time to time). Our Compensation Committee does not coordinate the timing of equity grants with the release of material non-public information.

Other Benefit Programs

Severance and Change in Control Benefits

We have entered into an employment agreement with Ms. Elder and letter agreements with each of Mr. Rego, Mr. Schena, and Mr. Hryckiewicz. The employment agreement and letter agreements provide for base salary, annual discretionary bonuses, annual equity awards and employee benefits during the term of employment. Each of these agreements provides for certain payments and other benefits if the executive’s employment is terminated by us without cause or by the executive for good reason. In addition, in November 2018, the Board adopted the Change in Control and Severance Benefits Plan which provides for certain additional payments to our executive officers (as such term is defined in SEC regulations) if such executive officers are terminated under specified circumstances in connection with a change in control of the Company. In each case, severance payments are subject to signing a release and our executives are subject to non-competition, non-solicitation and confidentiality restrictions. See the subsection “—Potential Payments upon Termination or Change in Control” below for a description of the change in control plan and employment agreements, including the applicable severance and change in control benefits.

Retirement Plans

The only retirement benefits currently provided to our NEOs are those under our tax-qualified 401(k) savings plan, which are offered to all eligible employees (not just our executive officers).

Health and Welfare Benefits

Our named executive officers are eligible to participate in each of our employee and health and welfare benefit arrangements on the same basis as our other employees (subject to, and in accordance with, applicable laws). This is a fixed component of compensation, and these benefits are provided on a non-discriminatory basis to all employees. The Company continually evaluates its health and welfare programs and vendors to provide a competitive program that promotes wellness for our employees.

Perquisites or Other Benefits

Other than as expressly described in this CD&A, we do not currently provide any perquisites or other benefits to our named executive officers.

Non-qualified Deferred Compensation Plan

In July 2007, we implemented a non-qualified deferred compensation plan. Under this plan, certain members of management and other highly compensated employees may elect to defer a portion of their annual compensation, subject to certain regulatory percentage limitations, such that they are able to defer the same percentages of compensation. The assets and liabilities of the plan are consolidated within the Company’s financial statements. The assets of the plan are specifically designated as available to the Company solely for the purpose of paying benefits under the Company’s deferred compensation plan. However, in the event the Company became insolvent, the investments would be available to all unsecured general creditors.

Policy Prohibiting Hedging and Pledging of Company Stock

The Board adopted a Statement of Policy to Directors, Officers and Key Employees Concerning Trading and Disclosure of Confidential Information in February 2024 (the “Insider Trading Policy”), which contains anti-hedging and pledging provisions that apply to transactions in shares of the Company’s common stock and other equity securities by members of the Board and officers of the Company designated by the Board as “senior personnel.” Under the policy, executive senior personnel of the Company shall not enter into hedging or monetization transactions or similar arrangements with the respect to Company securities, and may not hold Company securities in a margin account or pledge Company securities as collateral for a loan.

Compensation Recovery Policy

Effective 2023, the Board approved and adopted the Compensation Recovery Policy to comply with new SEC regulations and NYSE listing standards. This Compensation Recovery Policy serves to increase transparency and discourage executives from engaging in behavior that could potentially harm WOW or its shareholders.

Under the policy, in the event of a qualifying accounting restatement, we are required to recover reasonably promptly from the covered officers, including our NEOs, any erroneously awarded compensation, defined generally as the excess of the amount of incentive-based compensation received by the covered officer during the applicable recovery period over the amount of incentive-based compensation that would have been received had it been determined based on the restated amounts in the accounting restatement.

The preceding description of our Compensation Recovery Policy is qualified by the policy itself, which was filed as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Tax and Accounting Implications

Nonqualified Deferred Compensation

Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) provides that amounts deferred under nonqualified deferred compensation arrangements will, upon becoming vested, be included in an employee’s income as well as be subject to penalties and interest, unless certain requirements are complied with. The Compensation Committee operates its compensation programs with the intention of either complying with, or being exempt from, the requirements of Section 409A of the Code. The Company accounts for stock-based payments with respect to our long-term equity incentive award program in accordance with the requirements of Financial Accounting Standard Board (“FASB”) ASC 718—Stock Compensation (“ASC 718”).

Change in Control Payments

If a company makes “parachute payments” to an employee, Section 280G of the Code disallows the company’s tax deduction for the portion of the parachute payments constituting “excess parachute payments,” and Section 4999 of the Code subjects the employee to an additional 20% excise tax on the excess parachute payments. For this purpose, parachute payments generally are defined as payments to specified persons that are contingent upon a change in control in an amount equal to or greater than three times the person’s base amount (the five-year average Form W-2 compensation). The excess parachute payments, which are nondeductible and subject to an additional 20% excise tax, equal the amount of the parachute payments in excess of one times the person’s base amount. We do not provide any gross-up payments on potential excise tax requirements due to Section 280G to any of our executives.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to, or earned by, our named executive officers in 2023, 2022 and 2021.

							Non‑Equity
Name and							Incentive Plan		All Other
Principal Position	Year	Salary($)		Bonus($)		Stock Awards ($)(1)	Compensation($)		Compensation($)		Total($)
Teresa Elder	2023	894,348		—		3,560,555	228,059		—		4,682,962
Chief Executive	2022	851,760		—		3,454,318	873,054		18,219	(2)	5,197,351
Officer	2021	819,000		400,000	(3)	3,318,809	1,391,276				5,929,085
John Rego	2023	515,970		—		1,540,633	73,681		—		2,130,284
Chief Financial	2022	491,400		—		1,494,635	282,064		—		2,268,099
Officer	2021	468,000		200,000	(4)	1,422,342	445,208		—		2,535,550
Don Schena	2023	450,434		—		851,786	53,162		—		1,355,382
Chief Customer	2022	420,966		—		725,551	172,596		—		1,319,113
Experience Officer	2021	400,920		—		690,464	272,425		—		1,363,809
Henry Hryckiewicz	2023	460,000		—		1,419,877	53,890		—		1,933,767
Chief Technology	2022	405,600		—		514,014	166,296		—		1,085,910
Officer	2021	390,000		—		421,446	265,005		—		1,076,451
Craig Martin	2023	175,141	(5)	—		—	36,120	(5)	282,256	(6)	493,517
General Counsel	2022	417,768		—		720,025	171,285		(6,907)	(7)	1,302,171
and Secretary	2021	405,600		200,000	(8)	698,506	275,605		1,657	(9)	1,581,368
David Brunick	2023	96,563	(10)	—		—	38,355	(10)	289,688	(10)	424,606
Chief Human	2022	386,250		—		665,721	133,363	(11)	—		1,185,334
Resources Officer	2021	375,000		—		645,813	254,813		—		1,275,626
(1)	This column reports information with respect to restricted stock awards that were granted to our named executive officers. The amounts reported represent the grant date fair market value of the restricted stock award, which is the closing trading price of a share of common stock on the grant date multiplied by the number of shares subject to the award for service based awards and awards with a performance condition. The grant date fair market value of awards with a market condition are measured utilizing a Monte Carlo simulation as of the date of grant. See Note 13 to the financial statements included in the Company’s Annual Report on Form 10-K for further discussion regarding the assumptions made in the valuation of performance awards.
(2)	For 2022, the Company paid certain personal travel expenses on the behalf of Ms. Elder.
(3)	For 2021, Ms. Elder received two bonus payments of $200,000 associated with the 2021 asset sales.
(4)	For 2021, Mr. Rego received two bonus payments of $100,000 associated with the 2021 asset sales.
(5)	Mr. Martin departed the Company as General Counsel effective June 1, 2023. His salary reflects only the amount he earned during the applicable fiscal year. Under his employment agreement, Mr. Martin was entitled to the portion of his 2023 STIP bonus accrued for at the time of departure.
(6)	For 2023, consists of $5,554 in earnings and $15,925 of withdrawls of the Company’s non-qualified deferred compensation plan and salary continuance for a period of up to 24 months. Additionally, Mr. Martin performed certain transition services for the Company post termination date in which he received $50,000.
(7)	For 2022, consists of $6,907 in losses of the Company’s non-qualified deferred compensation plan.
(8)	For 2021, Mr. Martin received two bonus payments of $100,000 associated with the 2021 asset sales.
(9)	For 2021, consists of $1,657 in earnings of the Company’s non-qualified deferred compensation plan.
(10)	Mr. Brunick departed the Company as CHRO effective April 1, 2023. His salary reflects only the amount he earned during the applicable fiscal year. Under his employment agreement, Mr. Brunick was entitled to the portion of his 2023 STIP bonus accrued for at the time of departure and salary continuance for a period of up to 24 months.
(11)	Mr. Brunick’s non-equity incentive plan cash payment was calculated at $158,363 based on projected Company-wide performance. Subsequent to the calculation, this amount was reduced by $25,000.

GRANTS OF PLAN-BASED AWARDS IN 2023

The following table provides information about plan-based awards granted to the named executive officers in 2023.

								All Other		Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts Under			Stock Awards:		Fair Value of
	Grant	Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			Number of Shares	Grant Date	Stock
Name	Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Value ($)	Awards ($)(4)
Teresa Elder
		$279,484	$1,117,935	$1,676,903	—	—	—	—	—	—
	3/2/2023	—	—	—	—	—	—	167,167	$ 10.70	$1,788,687
	3/2/2023	—	—	—	41,792	83,583	167,166	—	$ 10.70	$894,338
	3/2/2023	—	—	—	27,101	54,202	108,404	—	$ 16.19	$877,530
John Rego
		$90,295	$361,179	$541,769	—	—	—	—	—	—
	3/2/2023	—	—	—	—	—	—	72,332	$ 10.70	$773,952
	3/2/2023	—	—	—	18,083	36,166	72,332	—	$ 10.70	$386,976
	3/2/2023	—	—	—	11,727	23,453	46,906	—	$ 16.19	$379,704
Don Schena
		$65,150	$260,598	$390,897	—	—	—	—	—	—
	3/2/2023	—	—	—	—	—	—	39,991	$ 10.70	$427,904
	3/2/2023	—	—	—	9,998	19,995	39,990	—	$ 10.70	$213,947
	3/2/2023	—	—	—	6,484	12,967	25,934	—	$ 16.19	$209,936
Henry Hryckiewicz
		$66,042	$264,167	$396,250	—	—	—	—	—	—
	3/2/2023	—	—	—	—	—	—	40,841	$ 10.70	$436,999
	3/2/2023	—	—	—	13,750	27,500	55,000	—	$ 12.00	$330,000
	3/2/2023	—	—	—	9,167	18,333	36,666	—	$ 12.00	$219,996
	3/2/2023	—	—	—	10,210	20,420	40,840	—	$ 10.70	$218,494
	3/2/2023	—	—	—	6,621	13,242	26,484	—	$ 16.19	$214,388
(1)	The amounts in these columns represent the threshold, target and maximum payouts for the NEOs under the 2023 short-term annual cash incentive compensation plan.
(2)	The amounts in these columns represent performance-based equity awards granted under the 2017 Omnibus Plan as part of our long-term equity incentive compensation program. The 2023 performance-based awards will vest based on the Company’s achievement level relative to the following performance measures at December 31, 2025: (i) 50% based upon the Company’s Total Shareholder Return relative to the TSRs of the Company’s peer group, and (ii) 50% based on the Company’s three-year cumulative EBITDA metric.
(3)	The amounts in this column represent restricted stock awards granted under the 2017 Omnibus Plan as part of our long-term equity incentive compensation program.
(4)	The amounts in this column represent the grant date fair market value of the restricted stock awards and performance-based equity awards in accordance with Topic 718. The amounts included for the restricted stock awards were calculated as the closing trading price reported on the NYSE for a share of common stock on the date of grant multiplied by the number of shares subject to the award. The amounts included for the performance-based equity awards are calculated at target achievement as the grant date fair market value of performance shares with a performance condition based on the closing trading price on the date of grant, and the grant date fair market value of awards with a market condition are measured utilizing a Monte Carlo simulation as of the date of the grant.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards

The amounts reported as base salary reflect the amounts actually received as base salary in 2023. See the subsection “– Potential Payments upon Termination or Change in Control” below for a description of the change in control plan and employment agreements, including the applicable severance and change in control benefits and “Executive Compensation – Compensation Discussion and Analysis” for a discussion on our compensation philosophies.

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END

The following table provides information on the holdings of equity awards by our named executive officers as of December 31, 2023.

		Stock Awards	Market Value of
		Number of Shares	Shares or Units
		or Units of Stock	of Stock That
		That Have Not	Have Not
Name	Grant Date	Vested (#)	Vested ($)(1)
Teresa Elder(2)	3/11/2020	134,782	545,867
	3/3/2021	134,390	544,280
	3/3/2022	159,684	646,720
	3/2/2023	304,952	1,235,056
John Rego(3)	6/30/2020	47,086	190,698
	3/3/2021	57,596	233,264
	3/3/2022	69,093	279,827
	3/2/2023	131,951	534,402
Don Schena(4)	3/11/2020	28,042	113,570
	3/3/2021	27,959	113,234
	3/3/2022	33,541	135,841
	3/2/2023	72,953	295,460
Henry Hryckiewicz(5)	1/31/2020	11,229	45,477
	3/11/2020	20,058	81,235
	3/3/2021	19,998	80,991
	3/3/2022	23,762	96,236
	2/3/2023	45,833	185,624
	3/2/2023	74,503	301,737
Craig Martin(6)	3/3/2021	14,023	56,793
	3/3/2022	8,435	34,162
David Brunick(7)	3/3/2021	12,071	48,888
	3/3/2022	6,881	27,868
(1)	The amounts reported represent the fair market value of the restricted stock award as of year-end, which is the closing trading price reported on the NYSE of a share of common stock on the last trading date of the most recently reported fiscal year-end ($4.05 at the close of market on December 30, 2023) multiplied by the number of shares subject to the award.

(2)	On March 11, 2020, March 3, 2021, March 3, 2022, and March 2, 2023, Ms. Elder received grants of 539,119, 103,343, 98,640, and 167,167 shares of restricted stock, respectively, each of which vests in four annual installments on the first anniversary of the grant date, subject to certain conditions. On March 3, 2021, Ms. Elder received performance share grants of 51,671 and 31,046, which vested at 70% and 0% to Ms. Elder on February 1, 2024 based on the Company’s achievement of certain performance conditions at December 31, 2023. On March 3, 2022, Ms. Elder received performance share grants of 49,320 and 36,384, which will vest based on the Company’s achievement of certain performance conditions at December 31, 2024. On March 2, 2023, Ms. Elder received performance share grants of 83,583 and 54,202, which will vest based on the Company’s achievement of certain performance conditions at December 31, 2025.
(3)	On June 30, 2020, March 3, 2021, March 3, 2022, and March, 2, 2023, Mr. Rego received grants of 188,329, 44,290, 42,680 and 72,332 shares of restricted stock, respectively, each of which vests in four annual installments on the first anniversary of the grant date, subject to certain conditions. On March 3, 2021, Mr. Rego received performance share grants of 22,145 and 13,305, which vested at 70% and 0% to Mr. Rego on February 1, 2024 based on the Company’s achievement of certain performance conditions at December 31, 2023. On March 3, 2022, Mr. Rego received performance share grants of 21,340 and 15,743, which will vest based on the Company’s achievement of certain performance conditions at December 31, 2024. On March 2, 2023, Mr. Rego received performance share grants of 36,166 and 23,453, which will vest based on the Company’s achievement of certain performance conditions at December 31, 2025.
(4)	On March 11, 2020, March 3, 2021, March 3, 2022 and March 2, 2023, Mr. Schena received grants of 112,162, 21,500, 20,719, and 39,991 shares of restricted stock, respectively, each of which vests in four annual installments on the first anniversary of the grant date, subject to certain conditions. On March 3, 2021, Mr. Schena received performance share grants of 10,750 and 6,459, which vested at 70% and 0% to Mr. Schena on February 1, 2024 based on the Company’s achievement of certain conditions at December 31, 2023. On March 3, 2022, Mr. Schena received performance share grants of 10,359 and 7,642, which will vest based on the Company’s achievement of certain performance conditions at December 31, 2024. On March 2, 2023, Mr. Schena received performance share grants of 19,995 and 12,967, which will vest based on the Company’s achievement of certain performance conditions at December 31, 2025.
(5)	On January 31, 2020, March 11, 2020, March 3, 2021, March 3, 2022 and March 2, 2023, Mr. Hryckiewicz received grants of 44,907, 80,226, 15,378, 14,678, and 40,841 shares of restricted stock, respectively, each of which vests in four annual installments on the first anniversary of the grant date, subject to certain conditions. On March 3, 2021, Mr. Hryckiewicz received performance share grants of 7,689 and 4,619, which vested at 70% and 0% to Mr. Hryckiewicz on February 1, 2024 based on the Company’s achievement of certain conditions at December 31, 2023. On March 3, 2022, Mr. Hryckiewicz received performance share grants of 7,339 and 5,414, which will vest based on the Company’s achievement of certain performance conditions at December 31, 2024. On March 2, 2023, Mr. Hryckiewicz received performance share grants of 20,420 and 13,242, which will vest based on the Company’s achievement of certain performance conditions at December 31, 2025. Additionally, on February 3, 2023, Mr. Hryckiewicz received performance share grants of 27,500 and 18,333, which will vest based on the Company’s achievement of certain homes passed performance conditions at December 31, 2023 and December 31, 2024. The metric associated with achievement as of December 31, 2023 vested at 0%.
(6)	On March 3, 2021, Mr. Martin received performance share grants of 10,875 and 6,584, which vested at 70% and 0% and were prorated for Mr. Martin’s service during the performance period on February 1, 2024 based on the Company’s achievement of certain conditions at December 31, 2023. On March 3, 2022, Mr. Martin received performance share grants of 10,280 and 7,584 and will vest based on the Company’s achievement of certain performance conditions at December 31, 2024.
(7)	On March 3, 2021, Mr. Brunick received performance share grants of 10,055 and 6,041, which vested at 70% and 0% and were prorated for Mr. Brunick’s service during the performance period on February 1, 2024 based on the Company’s achievement of certain conditions at December 31, 2023. On March 3, 2022, Mr. Brunick received performance share grants of 9,505 and 7,012 and will vest based on the Company’s achievement of certain performance conditions at December 31, 2024.

OPTION EXERCISES AND EQUITY UNITS VESTED IN 2023

The Company has not issued stock options to any of its employees nor did any stock option awards vest in 2023. The following table provides information about stock awards which vested in 2023.

	Stock Awards(1)
	Number of Shares	Value Realized
Name	Acquired on Vesting(#)	on Vesting($)
Teresa Elder	669,551	7,065,078
John Rego	68,823	630,220
Don Schena	137,204	1,450,161
Henry Hryckiewicz	95,540	1,035,698
Craig Martin (2)	177,653	1,770,588
David Brunick (2)	170,037	1,799,363
(1)	Represents the vesting of restricted stock. The value realized for purposes of the table is based upon the number of shares of common stock received upon vesting multiplied by the closing price of the Company’s common stock on the NYSE on the applicable vesting date.
(2)	Mr. Brunick and Mr. Martin departed from the Company effective April 1, 2023 and June 1, 2023, respectively. In accordance with their employment agreements, Mr. Brunick and Mr. Martin received the equity awards granted to them that were subject to vest within the next 12 months as of the date of termination.

Refer to the footnotes to the “Outstanding Equity Awards at 2023 Fiscal Year-End” table above for explanation of the grants issued to the named executive officers, including the designated vesting.

Pension Benefits in 2023

We do not offer our executives or others employees a pension plan. Retirement benefits are limited to participation in our 401(k) plan with an employer discretionary match for employee deferrals, subject to applicable Code contribution limitations under the Code.

Non-qualified Deferred Compensation in 2023

The following table shows certain information concerning non-qualified deferred compensation activity in 2023 for our named executive officers.

NON-QUALIFIED DEFERRED COMPENSATION IN 2023

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
Name	in 2023($)	in 2023($)	in 2023($)(1)	Distributions($)(1)	12/31/23($)(2)
Craig Martin	—	—	5,554	(15,925)	32,516
(1)	Amounts in this column are included in the “All Other Compensation” column in the Summary Compensation Table.
(2)	Amounts in this column are not included in the Summary Compensation Table.

PAY VERSUS PERFORMANCE

This Pay Versus Performance Analysis provides information about the relationship between the Principal Executive Officer (“PEO”) and the Non-PEO NEOs executive compensation and certain company performance metrics. For further information regarding the Company’s compensation philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation.”

The information contained in this “Pay Versus Performance” section of this Proxy Statement shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The following table provides certain information pertaining to executive compensation and overall company performance.

			Average
			Summary	Average
	Summary		Compensation	Compensation			Net
	Compensation	Compensation	Table Total	Actually Paid	Value of Initial Fixed $100		Income	Adjusted
	Table Total	Actually Paid	for Non-PEO	to Non-PEO	Investment Based on:		(Loss)(7)	EBITDA(8)

Year	for PEO($)(1)	to PEO($)(2)	NEOs($)(3)	NEOs($)(4)	WOW TSR(5)	Peer Group TSR(6)	($ in millions)
2023	4,682,962	1,752,739	1,267,511	473,697	55	92	(287.7)	275.4
2022	5,197,351	(10,547,856)	1,518,679	(1,667,470)	123	75	(2.5)	280.1
2021	5,929,085	20,615,055	1,689,088	4,420,679	290	119	770.5	414.1
2020	5,735,827	11,941,685	1,236,560	2,001,791	144	126	14.4	437.1
(1)	The amounts reported in this column for Ms. Elder are the amounts reported for each respective year in the “Total” column of the Summary Compensation Table.
(2)	The amounts in this column have been calculated in accordance with the requirements of Item 402(v) of Regulation S-K and do not reflect the actual amount of compensation earned or paid in the year presented. For further information regarding the adjustments made to Ms. Elder’s total compensation each year, refer to the “Compensation Actually Paid” table below. Mr. Case acted as Chief Executive Officer effective March 28, 2020 through April 19, 2020 while Ms. Elder was hospitalized with COVID-19. Due to the brief nature of the appointment, Mr. Case has been excluded from the 2020 compensation actually paid to the PEO calculation.
(3)	The amounts in this column represent the average of the “Total” column in the Summary Compensation Table for the Named Executive Officers (“NEOs”) as a group (excluding Ms. Elder) for the year presented. The names of each of the NEOs included for purposes of calculating the average amounts in each year are as follows: (i) for 2023, John Rego, Don Schena, Henry Hryckiewicz, Craig Martin, and David Brunick (ii) for 2022 and 2021, John Rego, Don Schena, Craig Martin, and David Brunick, and (iii) for 2020, John Rego, Rich Fish, Craig Martin, Don Schena and David Brunick.
(4)	The amounts in this column represent the average “Compensation Actually Paid” to the NEO’s as a group (excluding Ms. Elder) for the year presented, as calculated in accordance with the requirements of Item 402(v) of Regulation S- K. The amounts do not reflect the average actual amount of compensation earned or paid to the NEOs in the year presented. For further information regarding the adjustments made to each NEO’s total compensation in each year, refer to the “Compensation Actually Paid” table below.
(5)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)	Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The companies included in the peer group used for this purpose are: Comcast Corporation, Charter Communications, Inc, Cable One, Inc, and Altice USA, Inc.
(7)	The amounts represent net income reflected in the Company’s audited financial statements for the applicable year.
(8)	Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, write-off of any asset, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including stock compensation expense) and certain other income and expenses.

Compensation Actually Paid

The following table shows the adjustments made to Total Summary Compensation to calculate Compensation Actually Paid in accordance with the requirements of Item 402(v) of Regulation S-K.

					Change in Fair
					Value of
					Unvested
				Reported	Awards		Fair Value
				Year	Granted	Change in	of Awards that
		Summary	Summary	Stock Awards	Prior to	Fair Value	Failed to	Compensation
		Compensation	Compensation	Granted and	Reported	of Vested	Meet Vesting	Actually
Name	Year	Total($)(1)	Stock Awards($)(1)	Unvested($)(2)	Year($)(3)	Awards ($)(4)	Conditions($)(5)	Paid($)(6)
Principal Executive Officer
Teresa Elder
	2023	4,682,962	(3,560,555)	873,238	(2,748,476)	2,505,570	—	1,752,739
	2022	5,197,351	(3,454,318)	1,631,711	(12,553,954)	(1,368,646)	—	(10,547,856)
	2021	5,929,085	(3,318,809)	4,565,633	11,051,352	2,387,794	—	20,615,055
	2020	5,735,827	(3,904,889)	9,043,713	1,776,746	(709,712)	—	11,941,685
Bill Case (7)
	2020	1,092,059	(536,914)	1,243,492	162,100	(51,600)	—	1,909,137
Non-Principal Executive Officers
John Rego
	2023	2,130,284	(1,540,633)	377,844	(1,067,670)	3,243	—	(96,932)
	2022	2,268,099	(1,494,635)	706,018	(2,194,147)	(202,894)	—	(917,559)
	2021	2,535,550	(1,422,342)	1,956,692	1,532,541	472,693	—	5,075,134
	2020	1,393,567	(992,494)	2,009,470	—	—	—	2,410,543
Rich Fish (8)
	2020	601,237	—	—	—	(373,522)	(440,399)	(212,684)
Don Schena
	2023	1,355,382	(851,786)	208,904	(573,893)	520,641	—	659,248
	2022	1,319,113	(725,551)	342,728	(2,585,223)	(233,361)	—	(1,882,294)
	2021	1,363,809	(690,464)	949,861	2,119,147	385,830	—	4,128,183
	2020	1,402,211	(812,396)	1,881,508	239,801	(82,524)	—	2,628,600
Henry Hryckiewicz
	2023	1,933,767	(1,419,877)	287,591	(465,809)	394,509	—	730,181
Craig Martin (8)
	2023	493,517	—	—	(195,144)	476,323	(261,150)	513,546
	2022	1,302,171	(720,025)	340,117	(2,615,414)	(280,873)	—	(1,974,024)
	2021	1,581,368	(698,506)	960,923	2,281,189	406,086	—	4,531,060
	2020	1,421,766	(821,882)	1,903,477	324,841	(188,648)	—	2,639,554
David Brunick (8)
	2023	424,606	—	—	(165,024)	562,011	(259,152)	562,441
	2022	1,185,334	(665,721)	314,465	(2,496,196)	(233,886)	—	(1,896,004)
	2021	1,275,626	(645,813)	888,435	2,087,271	342,820	—	3,948,339
	2020	1,364,019	(790,269)	1,830,264	248,742	(109,812)	—	2,542,944
(1)	The amounts in these columns are the amounts reported in the “Total” and “Stock Awards” columns, respectively, of the Summary Compensation Table for each respective year.
(2)	The amounts reported represent the end of year fair value of the restricted stock awards, including performance-based equity awards, granted to the NEO’s in each respective year. The restricted stock awards with only a service condition and the performance-based equity awards with a performance condition are valued based on the year-end closing trading price for the year presented. The performance-based equity awards granted with a market condition are valued utilizing a Monte Carlo simulation for the fair market value as of the end of the year presented.
(3)	The amounts reported represent the change in fair value from the beginning of the period presented to the end of the period presented of all unvested awards excluding those awards granted during the current year. The awards are valued as described in footnote (2).
(4)	The amounts reported represent the change in fair value from the end of the prior period presented to the vesting date of all awards vested during the year presented.

(5)	The amounts reported represent the fair value at the end of the prior year presented of awards granted in prior years that are determined to fail to meet the applicable vesting conditions (i.e., are forfeited).
(6)	Compensation Actually Paid does not reflect the actual amount of compensation earned or paid in the year presented.
(7)	Mr. Case acted as Chief Executive Officer effective March 28, 2020 through April 19, 2020 while Ms. Elder was hospitalized with COVID-19. Due to the brief nature of the appointment, Mr. Case has been excluded from the 2020 compensation actually paid to the PEO calculation.
(8)	Mr. Fish, Mr. Martin, and Mr. Brunick’s Compensation Actually Paid includes the effect of his departure from the Company effective April 1, 2020, June 1, 2023, and April 1, 2023, respectively.

Financial Performance Measures

As described in greater detail in “Executive Compensation”, the Company balances short-term versus long-term payments and awards, cash payments versus equity awards and fixed versus contingent payments and awards in ways that we believe aligns the interests of our executive officers with those of our stockholders.

The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs for the year ended December 31, 2023 to the Company’s performance are:

●	Adjusted EBITDA
●	Relative TSR (the Company’s TSR as compared to a peer group established by the Compensation Committee)
●	High Speed Data (“HSD”) Revenue
●	Adjusted Free Cash Flow
●	Market Expansion Homes Passed

Analysis of the Information Presented in the Pay versus Performance Table

While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid, Cumulative TSR and Cumulative TSR of the Peer Group

As demonstrated by the following graph, the amount of compensation actually paid to Ms. Elder and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Ms. Elder) (in each case, as computed in accordance with Item 402(v) of Regulation S-K) is aligned with the Company’s cumulative TSR over the four years presented. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant portion of the compensation actually paid to Ms. Elder and to the other NEOs is comprised of equity awards. As described in more detail in the section “Executive Compensation – Elements of Executive Compensation,” the Company targets approximately 50% of the value of total compensation awarded to the NEOs to be comprised of performance-based equity awards, of which half of the value is based on three-year cumulative TSR of the Company relative to the TSRs of the Company’s peer group. Moreover, the significant swings in fair value of stock awards reflected in the tables above result from the high percentage of compensation that is paid through equity awards, the value of which reflects the Company’s stock price over any given measurement period, which further aligns the compensation actually received by our executives with the TSR to our stockholders.

As shown below the Company’s cumulative TSR over the four year period presented in the table was (45%), while the cumulative TSR of the peer group presented for this purpose was (8%) over the four years presented. The Company’s cumulative TSR underperformed against the peer group during the years presented, primarily reflective of the reduction in the Company’s stock price over the years presented.

Relationship between CAP, WOW TSR & Peer Group TSR
$25.0
$20.0
$15.0
$10.0
$5.0
$-
$(5.0)
$(10.0)
$(15.0)
Millions
$350
$300
$250
$200
$150
$100
$50
$-
Initial Fixed Investment of $100
2020
2021
2022
2023
PEO
NEO
WOW
Peer Group

(1)	The Company’s peer group consists of: Comcast Corporation, Charter Communications, Inc., Cable One, Inc., Altice USA, Inc. which is the same peer group used for the performance graph required under Item 201 of Regulation S-K.

Compensation Actually Paid, Net Income and Adjusted EBITDA

As demonstrated by the following graph, the amount of compensation actually paid to Ms. Elder and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Ms. Elder) is generally aligned with the Company’s net income. While the Company does not use net income as a performance measure in the overall executive compensation program, net income is directly correlated to Adjusted EBITDA, which the Company uses for setting goals in its short term incentive program and certain performance based awards within its long term incentive program that are awarded to the Company’s NEOs. As described above, Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, write-off of any asset, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including stock compensation expense) and certain other income and expenses.

While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure used by the Company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to Company performance. For the year ended December 31, 2023, Adjusted EBITDA represented 70% of the Company’s STIP weighting, consistent with the methodology for 2020, 2021 and 2022. Additionally, the Company targets 50% of the value of total compensation awarded to the NEOs is to be comprised of performance-based equity awards, of which half of the value is based on three-year cumulative Adjusted EBITDA. For futher information regarding the Company’s most important Company-Selected Measure, refer to “Executive Compensation.”

Relationship between CAP, Net Income & Adjusted EBITDA
$25.0
$20.0
$15.0
$10.0
$5.0
$-
$(5.0)
$(10.0)
$(15.0)
PEO & NEO CAP (in millions)
$1,000.0
$800.0
$600.0
$400.0
$200.0
$-
$(200.0)
$(400.0)
Millions
2020
2021
2022
2023
PEO
NEO
Net Income
Adjusted EBITDA

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes potential payments and benefits to the named executive officers under the Company’s compensation and benefit plans and arrangements upon termination of employment or a change in control of the Company.

As described above, each of our named executive officers has an employment agreement with the Company. In addition, the Company may authorize discretionary severance payments to its named executive officers upon termination.

WideOpenWest, Inc. Change in Control and Severance Benefit Plan

On November 6, 2018, the Board approved a Change in Control and Severance Benefit Plan (“CIC Plan”) applicable to each of the Company’s executive officers, effective as of the date of approval. Under the terms of the CIC Plan, in the event the employment of any executive officer is terminated by the Company without cause or by the executive officer for good reason within two years of a change in control of the Company, such executive officer would be entitled to cash severance as follows. Ms. Elder is entitled to receive a single lump sum payment equal to (a) 2.5 times the sum of (i) the then applicable base salary plus (ii) the target bonus of the CEO applicable to the year in which such termination occurs, plus (b) a prorated portion of the target bonus applicable to the year in which such change in control occurs, payable within 30 days of the closing of the change in control. Each other executive officer would be entitled to receive a single lump sum payment equal to (a) 2.0 times the sum of (i) the then applicable base salary plus (ii) the target bonus of such executive officer applicable to the year in which such termination occurs, plus (b) a prorated portion of the target bonus applicable to the year in which the change in control occurs, payable within 30 days of the closing of the change in control. Ms. Elder and other applicable executive officers are also entitled to COBRA coverage and other benefits pursuant to the terms of the CIC Plan.

Description of Severance or Change in Control Provisions in Employment Agreements

Other than a termination in connection with a change in control as described above, our named executive officers would receive the severance benefits described below in the event of termination of employment under other the circumstances described below.

Ms. Elder’s Employment Agreement. Ms. Elder entered into an employment agreement with the Company on December 14, 2017 (“Elder Employment Agreement”). The initial term of Ms. Elder’s employment was set at approximately three years starting on December 14, 2017 through December 31, 2020, and on January 1, 2021 and each anniversary thereof, the term shall be automatically extended for successive one-year periods unless either party chooses not to extend the term by providing the other party with at least 60 days written notice. The Elder Employment Agreement specifies a minimum annual base salary of $750,000 and an annual performance-based incentive bonus with a target of 125% of her base salary, to be earned based upon achievement of objective performance goals established by the Compensation Committee, after consultation with Ms. Elder. Ms. Elder also received a one-time payment of legal fees up to a maximum of $15,000, a one-time sign on bonus equal to $200,000 and a one-time restricted stock award under the 2017 Omnibus Plan with a grant date fair market value of $1,500,000, based on the closing price of the Company’s common stock reported on the NYSE for the trading day immediately preceding December 14, 2017 (“Sign-On RSA”). The Sign-On RSA fully vested on December 14, 2021.

If her employment is terminated for cause, Ms. Elder is entitled to a lump sum cash payment of all earned but unpaid base salary through the termination date, any earned but unpaid bonus for which the performance measurement period has ended prior to the termination date. Additionally, any amounts payable under any Company benefit plans will be paid in accordance with the terms of the applicable plan. Ms. Elder will not be entitled to receive her base salary or any fringe benefits or annual bonus for periods after the termination.

If Ms. Elder’s employment is terminated without cause or if Ms. Elder resigns for good reason, or due to a non-extension of the employment term by the Company, then in addition to the accrued benefits, the Company will pay or provide Ms. Elder with the following, so long as Ms. Elder continues to comply with the terms of the Employment Agreement: (i) the Company will continue to pay Ms. Elder’s base salary for the 24-month-period commencing on the day after the last day of employment, (ii) an amount equal to two times the annual bonus actually paid by the Company in the year immediately prior to the year of termination, payable over the 24 month-period commencing on the day after the last day of employment in equal installments (for the avoidance of doubt, if no annual bonus was paid in the year prior to the year of termination, the amount will be zero, provided, that, if the termination occurs prior to being eligible to earn a bonus for the 2018 fiscal year, the amount will equal the amount accrued on the Company’s financial statements through the full month prior to the last day of employment), and (iii) continued participation through COBRA in the Company’s group health plan (to the extent permitted under applicable law and the terms of such plan) which covers Ms. Elder (and her eligible dependents) for a period of 18 months at the Company’s expense, to be paid in the form of reimbursements to Ms. Elder, provided that Ms. Elder comply with certain conditions. Such benefits will be payable provided that Ms. Elder has executed and not revoked a release within 60 days of her last day of employment, in the form substantially attached to the Elder Employment Agreement. Ms. Elder is also subject to certain restrictive covenants, including a perpetual confidentiality covenant and non-competition and non-solicitation provisions during employment and for the 24-month period following termination for any reason.

Mr. Rego’s Employment Agreement. Pursuant to the terms of a Letter Agreement of Employment, by and between the Company and Mr. Rego, Mr. Rego receives a minimum annual base salary of $450,000 and an annual performance-based incentive bonus with a target of 70% of his base salary (pro-rated for 2020), to be earned based upon achievement of objective performance goals.

Mr. Rego was also entitled to receive an annual restricted stock award under the 2017 Omnibus Plan on the same basis as the Company’s senior management group with an aggregate grant date target fair market value of $990,000. In addition, upon a termination of Mr. Rego’s employment by the Company without cause or by Mr. Rego for good reason, Mr. Rego will become entitled to (i) continued base salary for 24 month-period commencing on the termination, (ii) acceleration of any time vesting incentive equity that would have otherwise vested within 12 months of termination, (iii) a pro rata share of bonus for the year of termination based on the actual accrual of that year’s bonus through the date of termination, and (iv) continued participation through COBRA in the Company’s group health plan (to the extent permitted under applicable law and the terms of such plan) for a period of 12 months at the same cost as during employment. Mr. Rego is also subject to standard restrictive covenants, including a non-solicitation provision during employment and for 12 months thereafter and a non-competition provision during employment and 24 months thereafter.

Other Named Executive Officers’ Employment Agreements. WideOpenWest Holdings, LLC previously entered into letter agreements relating to employment with each of Mr. Schena and Mr. Hryckiewicz. Each letter agreement was executed using the same form of agreement. None of the amended and restated letter agreements specify a minimum term. The letter agreements provide for an annual base salary (subject to annual review for increase only) and an annual bonus award with a target bonus opportunity of 50% of base salary (based upon formulas to be established in its sole discretion, such as annual budgeted adjusted EBITDA, achievement of budgeted customer retention, and acquisition of customer satisfaction ratings). Each of the agreements also permits the named executive officer to participate in the Company’s employee benefit plans as are generally made available to our senior executives, including insurance programs and other fringe employee benefits.

The letter agreements with the Company includes a post-termination non-solicitation provision to 12 months, clarified that the 24-month post-termination non-competition period applies to any termination and provides each executive officer with the right to the following severance in the event such executive officer’s employment with the Company is terminated by the Company without cause (as defined in each amended and restated letter agreements) or, by the executive for good reason (as defined in each amended and restated letter agreements), subject to an execution of a release reasonably satisfactory to the Company: (i) continued base salary for 24 month-period commencing on the termination, (ii) acceleration of any time vesting incentive equity that would have otherwise vested within 12 months of termination, (iii) a pro rata share of bonus for the year of termination based on the actual accrual of that year’s bonus through the date of termination, (iv) continued participation through COBRA in the Company’s group health plan (to the extent permitted under applicable law and the terms of such plan) for a period of 12 months at the same cost as during employment and (v) a lump sum payment of the unpaid and unvested bonus under the retention plan. See “Narrative to Summary Compensation Table and Grants of Plan-Based Awards—Retention Plan” above for more information regarding the retention awards.

Change in Control/Severance Payment Table as of December 31, 2023

The following table estimates the potential payments and benefits to the named executive officers upon termination of employment following a change in control, assuming such event occurs on December 31, 2023. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time that they become eligible for payment and would only be payable if the specified event occurs.

Items Not Reflected in Table

The following items are not reflected in the table set forth below:

●	Accrued salary and bonus (except to the extent specifically noted in an employment agreement).
●	Costs of COBRA or any other mandated governmental assistance program to former employees.
●	Welfare benefits provided to all salaried employees having substantially the same value.
●	Amounts outstanding under the 401(k) plan.

CHANGE IN CONTROL AND SEVERANCE PAYMENTS AS OF DECEMBER 31, 2023

		Value of
		Accelerated
	Cash	Restricted
	Severance($)	Stock($)(1)	Total($)
Teresa Elder(2)	2,819,749	1,878,273	4,698,022
Termination without cause or for good reason
John Rego(3)	1,189,113	478,528	1,667,641
Termination without cause or for good reason
Don Schena(3)	1,014,058	227,278	1,241,336
Termination without cause or for good reason
Henry Hryckiewicz (3)	1,034,646	220,288	1,254,934
Termination without cause or for good reason
(1)	Column includes the fair market value of restricted stock awards issued under the 2017 Omnibus Plan that could accelerate upon termination, calculated as the closing price of a share of common stock on the last trading day of 2023 multiplied by the number of shares subject to acceleration. Each named executive officer’s restricted stock awards allow for the acceleration of vesting upon a change in control at the discretion of the compensation committee.
(2)	Calculated as 2.5 times the sum of Ms. Elder’s base salary and target bonus in effect as of December 31, 2023. Also included is an additional lump sum payment equal to twelve (12) times the monthly reimbursement paid under COBRA continuation. This assumes the pro rata share of bonus for the year of termination based on the actual accrual of that year’s bonus through the date of termination is $0.
(3)	Calculated as two times the sum of the named executive officer’s base salary and target bonus in effect as of December 31, 2023. Also included is an additional lump sum payment equal to six (6) times the monthly COBRA reimbursement paid under COBRA continuation coverage. This assumes the pro rata share of bonus for the year of termination based on the actual accrual of that year’s bonus through the date of termination is $0.

Director Compensation

Each non-employee director receives an annual cash retainer equal to approximately $75,000, as well as a $115,000 annual restricted stock equity award, based on the closing price for the common stock on the day of the Company’s annual meeting, which vests upon the one year anniversary of such grant. There were no additional fees paid per meeting attended. The Chairman of each of the Audit, Compensation, and Nominating and Corporate Governance Committees receive additional cash retainers of $30,000, $18,000 and $15,000, respectively. Members of each of the Audit, Compensation and Nominating and Corporate Governance Committees receives an additional cash retainer of $15,000, $9,000 and $7,500, respectively. Beginning in 2021, the Chairman of the Board received an additional fee of $225,000 but no additional fees for serving on any committees of the Board. The cash component of these fees paid to the members of the Board of Directors is paid quarterly, in advance. Beginning with the second quarter of 2020, the Board of directors had the option to receive board fees in the form of cash or stock grants with immediate vesting.  Our directors are reimbursed for any expenses incurred in connection with their service. Due to variances in service dates and changes to committee appointments during the year, the fees earned column below do not reflect what each director would receive for a full year of service on each applicable committee.

2023 Director Compensation Table

	Fees Earned or	Stock
Name	Paid in Cash($)(1)	Awards ($)(2)	Total ($)
Gunjan Bhow	84,000	115,000	199,000
Jill Bright(3)	100,500	115,000	215,500
Brian Cassidy	82,500	115,000	197,500
Daniel Kilpatrick	99,000	115,000	214,000
Jeffrey Marcus(4)	300,000	115,000	415,000
Tom McMillin(5)	114,000	115,000	229,000
Phil Seskin(4)	105,000	115,000	220,000
Barry Volpert	75,000	115,000	190,000
(1)	Mr. Bhow, Mr. Cassidy, Mr. Kilpatrick and Mr. Volpert elected restricted stock in lieu of cash on January 3, 2023, April 3, 2023, July 3, 2023 and October 2, 2023. The number of shares granted was determined based on the board fee for the corresponding quarter divided by the closing trading price on the NYSE for a share of common stock on the date of grant.
(2)	The amounts reported represent the grant date fair market value of the annual restricted stock award, which is the closing trading price as reported on the NYSE for a share of common stock on the date of grant, May 16, 2023, multiplied by the number of shares subject to the award. The number of shares granted to each director was determined on May 16, 2023, based on the closing trading price reported on the NYSE for a share of common stock on that date. Each of the stock awards vest one year from the grant date and were outstanding as of December 31, 2023.
(3)	Ms. Bright elected to receive 50% of fees earned in cash and 50% in restricted stock on January 3, 2023, April 3, 2023, July 3, 2023, and October 2, 2023.
(4)	Mr. Marcus and Mr. Seskin elected to receive 50% of fees earned in cash and 50% in restricted stock on January 3, 2023 and elected all cash payments on April 3, 2023, July 3, 2023 and October 2, 2023.
(5)	Mr. McMillin elected to receive 100% of fees earned in cash.

2017 Omnibus Incentive Plan

The 2017 Omnibus Plan provides for grants of stock options, restricted stock and performance awards. Our directors, officers and other employees and persons who engage in services for us are eligible for grants under the 2017 Omnibus Plan. The purpose of the 2017 Omnibus Plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility. Following the amendments to the 2017 Omnibus Plan that was approved by our stockholders at the 2019 and 2023 Annual Meetings, 15,924,128 shares of our common stock were authorized for issuance under the 2017 Omnibus Plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the outstanding shares of common stock, of which 3,934,574 remained outstanding as of December 31, 2023 available for issuance or use. Our Compensation Committee administers the 2017 Omnibus Plan. The Board of Directors also has the authority to administer the 2017 Omnibus Plan and to take all actions that our Compensation Committee is otherwise authorized to take under the 2017 Omnibus Plan. The terms and conditions of each award made under the 2017 Omnibus Plan, including vesting requirements, are set forth consistent with the 2017 Omnibus Plan in a written agreement with the grantee. In connection with a change in control, as defined in the 2017 Omnibus Plan, the Compensation Committee may accelerate vesting of outstanding awards under the 2017 Omnibus Plan.

CHIEF EXECUTIVE OFFICER PAY RATIO

The Company’s chief executive officer to median employee pay ratio was calculated in accordance with SEC requirements. However, due to the flexibility afforded by Item 402(u) of Regulation S-K in calculating the pay ratio, the ratio presented herein is a reasonable estimate and may not be comparable to the pay ratio presented by other companies.

The Company identified the median employee by examining 2023 compensation for all employees of the Company excluding the Chief Executive Officer. As permitted by SEC rules, employee compensation for full fiscal 2023 as reported in the Company’s internal payroll reports was used as the compensation measure to identify the Company’s median employee. The Company believes that the use of this compensation measure is reasonable since it includes all cash components of the Company’s employee compensation: annual base salary, overtime pay, commissions, and target short-term cash incentive compensation.

The employee population used to identify the Company’s median employee included all employees of the Company, whether employed on a full-time, part-time, or seasonal basis, as of December 31, 2023. The compensation measure described above was consistently applied to this entire employee population. The Company did not make any assumptions, adjustments, or estimates with respect to the employee population or the compensation measure, but did annualize the compensation for any employees that were not employed by the Company for all of 2023.

After identifying the median employee based on the compensation measure described above, the Company calculated annual total compensation for the median employee using the same methodology used for our named executive officers as set forth in the “Summary Compensation Table” herein.

As illustrated in the table below, in 2023, the Company’s Chief Executive Officer’s annual total compensation was 62 times that of the Company’s median employee.

	Chief Executive	Median
	Officer	Employee
2023 Annual Total Compensation	$4,682,962	$75,548
Total Annual Compensation Pay Ratio	62	1

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the CD&A in this proxy statement with management, including the CEO. Based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the proxy statement for the 2024 annual meeting of stockholders.

The Compensation Committee
Jill Bright (Chair)
Gunjan Bhow
Daniel Kilpatrick
Tom McMillin

AUDIT COMMITTEE REPORT

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Our management is responsible for the preparation, presentation and integrity of our financial statements for the appropriateness of the accounting principles and reporting policies that we use, and for establishing and maintaining adequate internal control over financial reporting. BDO USA, P.C., our independent registered public accounting firm for 2023, was responsible for performing an independent audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 (“Form 10-K”), and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management our audited financial statements included in the Form 10-K. In addition, the Audit Committee discussed with BDO USA, P.C. those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Additionally, BDO USA, P.C. provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding BDO USA, P.C.’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with BDO USA, P.C. its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K for filing with the SEC.

The Audit Committee
Tom McMillin (Chair)
Daniel Kilpatrick
Phil Seskin

PROPOSALS

Overview of Proposals

This Proxy Statement contains four proposals requiring stockholder action:

●	Proposal One requests the re-election of three directors to the Board;
●	Proposal Two requests the ratification of BDO USA, P.C. as the Company’s independent registered public accounting firm for 2024;
●	Proposal Three requests an advisory (non-binding) vote to approve the Company’s executive compensation, as disclosed in “Executive Compensation”;
●	Proposal Four requests an advisory (non-binding) vote on the frequency of future advisory votes on executive compensation; and
●	Proposal Five requests the approval of an amendment to the 2017 Omnibus Plan.

Each proposal is discussed in more detail below.

Proposal One—Re-election of Directors

The Board has nominated Teresa Elder, Jeffrey Marcus, and Phil Seskin to be re-elected to serve until the third succeeding annual meeting of stockholders after their election and until their respective successors are duly elected and qualified.

At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the three nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the re-election of the Board’s three nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy.

The Board of Directors recommends a vote “FOR” the re-election of directors Elder,

Marcus, and Seskin.

Proposal Two—Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has re-appointed BDO USA, P.C. as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for 2024. BDO USA, P.C. has served as the Company’s independent registered public accounting firm since 2012.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for 2024. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders. Representatives of BDO USA, P.C. are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

Fees for Services Rendered by Independent Registered Public Accounting Firm

The following table presents fees (in millions) for professional services rendered by our current and former independent registered public accounting firms for the fiscal years ended December 31, 2023 and 2022.

	December 31, 2023	December 31, 2022
Audit Fees(1)	$1.4	$1.2
Audit‑Related Fees(2)	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1.4	$1.2
(1)	Audit Fees: These fees include fees related to the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements as well as services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees: Audit-related fees are for assurance and related services including, among others, due diligence services and consultation concerning financial accounting and reporting standards.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor and to not engage the independent auditor to perform the non-audit services proscribed by law or regulation. The Audit Committee may adopt pre-approval policies and procedures detailed as to particular services and delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

The Board of Directors recommends a vote “FOR” Proposal Two.

Proposal Three—Advisory (Non-Binding) Vote to Approve the Company’s Executive Compensation

The Board of Directors requests an advisory (non-binding) vote to approve the Company’s executive compensation, as disclosed in “Executive Compensation” and as required by Section 14A of the Securities Exchange Act of 1934, as amended. This proposal is advisory in nature, which means that the vote is not binding upon the Company. However, the Board and the Compensation Committee will consider the affirmative vote of a majority of the votes cast “FOR” the proposal as approval of the compensation paid to the Company’s named executive officers as described in this Proxy Statement. Accordingly, the Board recommends that our stockholders vote FOR the following resolution:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Board of Directors recommends a vote “FOR” Proposal Three.

Proposal Four— Advisory (non-binding) Vote to Approve the Company’s Frequency of Future Advisory Votes on Executive Compensation

The Board of Directors requests an advisory (non-binding) vote on whether the advisory vote on executive compensation, as discussed in Proposal 3, should occur every year, every two years or every three years. This proposal is advisory in nature, which means that the vote is not binding upon the Company. The opinions expressed by stockholders on this matter will be taken into consideration by the Board regarding the future frequency of the advisory vote on executive compensation.

The Board of Directors recommends a vote for “EVERY YEAR” with respect to the frequency of future advisory votes on executive compensation.

Proposal Five—Vote to approve an Amendment to the 2017 Omnibus Plan

The purpose of the 2017 Omnibus Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's stockholders. Our Board of Directors believes that the continued growth of the company depends, in large part, upon our ability to attract, retain and motivate key personnel, and that equity incentive awards are an important means of attracting, retaining and motivating talented personnel. The amendment to the 2017 Omnibus Plan (the "Amendment") would  increase the maximum number of shares of common stock that may be issued pursuant to awards granted thereunder from 15,924,128 shares to 18,424,128 shares. The Amendment is subject to approval by our stockholders at the Annual Meeting. If the amendment is not approved by our stockholders, it will not be implemented in the form proposed.

The Board of Directors recommends a vote “FOR” Proposal Five.

Reasons for the Amendment

On March 18, 2024, our Board of Directors approved an amendment of our 2017 Omnibus Plan to increase the maximum number of shares of common stock that may be issued pursuant to awards granted thereunder from 15,924,128 shares to 18,424,128 shares (resulting in 2,500,000 additional shares), subject to approval of the proposed amendment by our stockholders at the Annual Meeting. A copy of the text of the proposed amendment of the 2017 Omnibus Plan is attached to this proxy statement as Annex A. The full text of the 2017 Omnibus Plan, showing the effects of the Amendment, is attached as Annex B. We are not seeking stockholder approval for any other changes to the 2017 Omnibus Plan.

If our stockholders approve this proposal, the amendment to the 2017 Omnibus Plan to increase the number of shares available thereunder will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the amendment to 2017 Omnibus Plan will not take effect and our 2017 Omnibus Plan will continue to be administered in its current form. Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2017 Omnibus Plan. The remainder of this discussion, when referring to the 2017 Omnibus Plan, refers to the amended 2017 Omnibus Plan as if this proposal was approved by our stockholders, unless otherwise specified or the context otherwise references the 2017 Omnibus Plan prior to this proposed amendment.

Background

The Amendment would increase the share reserve from 15,924,128 shares to 18,424,128 shares. The share reserve under the current 2017 Omnibus Plan has been significantly depleted since the Company last amended the Plan in 2023 to add additional shares, which request was approved by our stockholders at the following Annual Meeting. In the proxy statement requesting stockholder approval of our last amendment to the 2017 Omnibus Plan, we noted that the additional increase would satisfy our equity compensation needs through 2026. However, the unanticipated significant decline in the market price of our common shares resulted in an unforeseen increase in the number of shares required to settle previously granted long-term incentive awards. Our Compensation Committee is in the process of retooling our long term incentive compensation practices to account for the effect that the current market price of our common shares has on future dilution, and is actively engaged in taking steps to minimize our future burn rate. If our stockholders do not approve the increase, our ability to fully utilize an important compensation tool that is key to our ability to attract, motivate, reward and retain our key employees and directors may be impaired.

Current Overview of Outstanding Equity Information

The 2017 Omnibus Plan is the only active equity plan under which we may grant equity awards. See “Directors, Executive officers and Corporate Governance – Equity Compensation Plans” above for additional information regarding our equity compensation plan.

In setting and recommending to stockholders the number of additional shares to authorize under the Amendment, the Compensation Committee and the Board considered the historical number of equity awards granted under the 2017 Omnibus Plan, which consist entirely of restricted stock awards, as of March 15, 2024 as follows:

Available Shares: 3,627,869 (assuming 200% target achievement of performance share grants)1

Full Value of Shares Outstanding: 4,150,735

Appreciation Awards Outstanding: 0

Weighted Average Exercise Price: 0

Weighted Average Term: 0

When considering the number of additional shares to add to the 2017 Omnibus Plan, the Compensation Committee and the Board reviewed, among other things, the potential dilution to our current stockholders as measured by burn rate and overhang, projected future share usage, including potential changes to our compensation program, and projected future forfeitures. Depending on assumptions, the 2.5 million shares to be added to the 2017 Omnibus Plan pursuant to the Amendment, in combination with the remaining authorized shares and shares added back to the 2017 Omnibus Plan from forfeitures of awards granted under the plan, are projected to satisfy our equity compensation needs through the next two years. Notably, our assumptions included estimates of our stock price and the dollar value to be delivered to the equity award recipient. If our stock price used to determine the number of shares subject to future equity awards is lower than the stock price in our assumptions, we would need a larger number of shares than anticipated to deliver the same intended dollar value to the recipients of those equity awards. Conversely, if our stock price used to determine the number of shares subject to future equity awards is higher than the assumed stock price, we would need a fewer number of shares than anticipated to deliver the same intended dollar value to the recipients of those equity awards. In light of the factors considered by the Board and Compensation Committee, the Board and Compensation Committee believe that this number of shares represents reasonable potential equity dilution and provides a significant incentive for officers, employees, and non-employee directors to increase the value of the Company for all stockholders. The Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the Amended Plan while minimizing stockholder dilution.

If this proposal is not approved by outstockholders, we may be required to consider using alternative forms of compensation, such as cash, in place of compensation that would typically be delivered in the form of equity. This could have an adverse impact on our recruitment and retention efforts as well as on our financials.  In light of the factors described above, and the fact that our ability to continue to grant equity and equity-based compensation is vital to our ability to continue to attract and retain key personnel in the labor markets in which we compete, the Board has determined that the size of the share reserve under the Amended Plan is reasonable and appropriate at this time.

2017 Omnibus Plan Benefits

Grants under the 2017 Omnibus Plan, as proposed to be amended, will be made at the discretion of the Compensation Committee. Because we cannot presently determine the number of common shares underlying, or the timing, types, exercise/base prices or vesting and other provisions of, grants to be made to participants under the 2017 Omnibus Plan, as proposed to be amended, it is not possible to determine the value of benefits that may be obtained by directors, executive officers and other employees under the 2017 Omnibus Plan.

1 Available shares gives effect to 200% target achievement of 3-year performance awards granted to executives in March of 2022 and 2023. These awards will vest, to the extent achieved, in 2024 and 2025. To the extent such shares are not available at such time under the 2017 Omnibus Plan, such shares will not be issued until our stockholders authorize the increase.

2017 Omnibus Incentive Plan

The 2017 Omnibus Plan provides for grants of stock options, restricted stock and performance awards. Our directors, officers and other employees and persons who engage in services for us are eligible for grants under the 2017 Omnibus Plan. The purpose of the 2017 Omnibus Plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.   Our Compensation Committee administers the 2017 Omnibus Incentive Plan. The Board of Directors also has the authority to administer the 2017 Omnibus Incentive Plan and to take all actions that our Compensation Committee is otherwise authorized to take under the 2017 Omnibus Plan. The terms and conditions of each award made under the 2017 Omnibus Incentive Plan, including vesting requirements, are set forth, consistent with the 2017 Omnibus Incentive Plan in a written agreement with the grantee. In connection with a change in control, as defined in the 2017 Omnibus Incentive Plan, the Compensation Committee may accelerate vesting of outstanding awards under the 2017 Omnibus Incentive Plan.  The full text of the 2017 Omnibus Plan, showing the effects of the Amendment, is attached as Annex B.

OTHER MATTERS

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: March 26, 2024

By Order of the Board of Directors,

/s/ JEFFREY MARCUS
Jeffrey Marcus Chairman of the Board

ANNEX A

AMENDMENT
TO THE
WIDEOPENWEST, INC.
2017 OMNIBUS INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: March 18, 2024
APPROVED BY THE STOCKHOLDERS: May 9, 2024

The WideOpenWest, Inc. 2017 Omnibus Incentive Plan (the "Plan") is hereby amended in the following respects, effective from and after the date approved by the stockholders of WideOpenWest, Inc. as set forth above, in accordance with Article XII of the Plan. Following such effective date, any reference to the "Plan" shall mean the Plan, as amended hereby.

Section 4.1(a) of the Plan is deleted in its entirety and replaced with the following:

“(a) The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 18,424,128 shares (subject to any increase or decrease pursuant to Section 4.2) (the “Share Reserve”), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both.  The Share Reserve shall not include Awards distributed or granted prior to the May 31, 2017 (“Pre-IPO Awards”).  For the sake of clarity, Pre-IPO Awards shall be subject to the terms of the applicable Award Agreement, Plan and stockholders agreement, if applicable, but in no event shall the Pre-IPO Awards be taken into account with respect to the Share Reserve or other provision of the Plan that may increase or decrease the Share Reserve.  The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be equal to 18,424,128.  With respect to Stock Appreciation Rights settled in Common Stock, upon settlement, only the number of shares of Common Stock delivered to a Participant (based on the difference between the Fair Market Value of the shares of Common Stock subject to such Stock Appreciation Right on the date such Stock Appreciation Right is exercised and the exercise price of each Stock Appreciation Right on the date such Stock Appreciation Right was awarded) shall count against the aggregate and individual share limitations set forth under Sections 4.1(a) and 4.1(b).  If any Option, Stock Appreciation Right or Other Stock-Based Awards granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan.  If any shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock awarded under the Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock shall again be available for purposes of Awards under the Plan.  If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under the Plan.  Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations.  Any shares of Common Stock withheld by, or otherwise remitted to, the Company, to satisfy a Participant’s tax withholding obligations upon exercise of, or upon lapse of restrictions or settlement of, an Award, shall not be added back to the Share Reserve and shall not otherwise be available for purposes of Awards under the Plan.  The maximum grant date fair value of any Award granted to any director for services as a director during any calendar year shall not exceed $1,000,000.”

 ANNEX B

WideOpenWest, Inc.

2017 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this WideOpenWest, Inc. 2017 Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.  The Plan is effective as of the date set forth in Article XV.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1                               “Affiliate” means each of the following:  (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

2.2                               “Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Other Stock-Based Award or Other Cash-Based Award.  All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

2.3                               “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

2.4                               “Board” means the Board of Directors of the Company.

2.5                               “Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following:  (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform the Participant’s duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of the Participant’s duties for the Company or an Affiliate, as determined by the Committee in its good faith discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.  With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.6                               “Change in Control” has the meaning set forth in 11.2.

2.7                               “Change in Control Price” has the meaning set forth in Section 11.1.

2.8                               “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.

2.9                               “Committee” means any committee of the Board duly authorized by the Board to administer the Plan.  If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.

2.10                        “Common Stock” means the common stock, $0.001 par value per share, of the Company.

2.11                        “Company” means WideOpenWest, Inc. a Delaware corporation, and its successors by operation of law.

2.12                        “Consultant” means any natural person who is an advisor or consultant to the Company or its Affiliates.

2.13                        “Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code.  A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.  Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.14                        “Effective Date” means the effective date of the Plan as defined in Article XV.

2.15                        “Eligible Employees” means each employee of the Company or an Affiliate.

2.16                        “Eligible Individual” means an Eligible Employee, Non-Employee Director or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.

2.17                        “Exchange Act” means the Securities Exchange Act of 1934, as amended.  Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.18                        “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date:  (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code.  For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted.  For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.19                        “Family Member” means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.

2.20                        “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parents (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.21                        “Lead Underwriter” has the meaning set forth in Section 14.20.

2.22                        “Lock-Up Period” has the meaning set forth in Section 14.20.

2.23                        “Non-Employee Director” means a director or a member of the Board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.

2.24                        “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.25                        “Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.26                        “Other Cash-Based Award” means an Award granted pursuant to Section 10.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

2.27                        “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.28                        “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.29                        “Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.30                        “Performance Award” means an Award granted to a Participant pursuant to Article IX hereof contingent upon achieving certain Performance Goals.

2.31                        “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more of the performance goals set forth in Exhibit A hereto.

2.32                        “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.33                        “Plan” means this WideOpenWest, Inc. 2017 Omnibus Incentive Plan, as amended from time to time.

2.34                        “Proceeding” has the meaning set forth in Section 14.9.

2.35                        “Reference Stock Option” has the meaning set forth in Section 7.1.

2.36                        “Registration Date” means the date on which the Company sells its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act.

2.37                        “Reorganization” has the meaning set forth in Section 4.2(b)(ii).

2.38                        “Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article VIII.

2.39                        “Restriction Period” has the meaning set forth in Section 8.3(a) with respect to Restricted Stock.

2.40                        “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.41                        “Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any applicable treasury regulations thereunder.

2.42                        “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

2.43                        “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder.  Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.44                        “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII.

2.45                        “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals granted pursuant to Article VI.

2.46                        “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.47                        “Tandem Stock Appreciation Right” shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or stock equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

2.48                        “Ten Percent Stockholder” means a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.49                        “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.50                        “Termination of Consultancy” means:  (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate.  In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of such Consultant’s consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director.  Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.

2.51                        “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, such Non-Employee Director’s ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.52                        “Termination of Employment” means:  (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate.  In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of such Eligible Employee’s employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director.  Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.

2.53                        “Transfer” means:  (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law).  “Transferred” and “Transferable” shall have a correlative meaning.

2.54                        “Transition Period” means the period beginning with the Registration Date and ending as of the earlier of:  (i) the date of the first annual meeting of stockholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Registration Date occurs; and (ii) the expiration of the “reliance period” under Treasury Regulation Section 1.162-27(f)(2).

ARTICLE III

ADMINISTRATION

3.1                               The Committee.  The Plan shall be administered and interpreted by the Committee.  To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, (b) an “outside director” under Section 162(m) of the Code and (c) an “independent director” under the rules of any national securities exchange or national securities association, as applicable.  If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2                               Grants of Awards.  The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals:  (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) Performance Awards; (v) Other Stock-Based Awards; and (vi) Other Cash-Based Awards.  In particular, the Committee shall have the authority:

(a)                                 to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b)                                 to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c)                                  to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)                                 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e)                                  to determine the amount of cash to be covered by each Award granted hereunder;

(f)                                   to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g)                                  to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.4(d);

(h)                                 to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i)                                     to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

(j)                                    to modify, extend or renew an Award, subject to Article XII and Section 6.4(l), provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant; and

(k)                                 solely to the extent permitted by applicable law, to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Options under the Plan.

Notwithstanding the foregoing provisions of this Section 3.2, and notwithstanding any other provision of the Plan (including, without limitation Sections 6.4(c), 7.2(c), 7.4(c), 7.5, 8.1, 8.3(a), 9.2(a),(c),(f) and (g), 10.1, 10.2(c), 10.3 and 11.1), except with respect to Awards covering a number of shares of Common Stock not exceeding 5% of the Share Reserve, each Award made under the Plan shall be subject to a vesting or exercise schedule or a Restriction Period of at least one year following the date of the Award, such that the Participant to whom the Award is made may not become vested in the Award, may not exercise the Award, may not receive settlement of the Award and may not otherwise derive any benefit from the Award unless and until the Participant has performed services for the Company or its Affiliates for at least one year after the date of the Award and/or a Restriction Period of at least one-year after the making of the Award has been achieved.

3.3                               Guidelines.  Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan.  The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions.  Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant’s consent.  To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3, and with respect to Awards intended to be “performance-

based,” the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4                               Decisions Final.  Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5                               Procedures.  If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law.  A majority of the Committee members shall constitute a quorum.  All determinations of the Committee shall be made by a majority of its members.  Any decision or determination reduced to writing and signed by all of the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held.  The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6                               Designation of Consultants/Liability.

(a)                                 The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.  In the event of any designation of authority hereunder, subject to applicable law, applicable stock exchange rules and any limitations imposed by the Committee in connection with such designation, such designee or designees shall have the power and authority to take such actions, exercise such powers and make such determinations that are otherwise specifically designated to the Committee hereunder.

(b)                                 The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.  Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.  The Committee, its members and any person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan.  To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7                               Indemnification.  To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith.  Such indemnification shall be in addition to any right of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate.  Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under the Plan.

ARTICLE IV

SHARE LIMITATION

4.1                               Shares.  (a)  The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed ~~15,924,128~~ 18,424,128 shares (subject to any increase or decrease pursuant to Section 4.2) (the “Share Reserve”), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both.  The Share Reserve shall not include Awards distributed or granted prior to the May 31, 2017 (“Pre-IPO Awards”).  For the sake of clarity, Pre-IPO Awards shall be subject to the terms of the applicable Award Agreement, Plan and stockholders agreement, if applicable, but in no event shall the Pre-IPO Awards be taken into account with respect to the Share Reserve or other provision of the Plan that may increase or decrease the Share Reserve.  The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be equal to ~~15,924,128~~ 18,424,128.  With respect to Stock Appreciation Rights settled in Common Stock, upon settlement, only the number of shares of Common Stock delivered to a Participant (based on the difference between the Fair Market Value of the shares of Common Stock subject to such Stock Appreciation Right on the date such Stock Appreciation Right is exercised and the exercise price of each Stock Appreciation Right on the date such Stock Appreciation Right was awarded) shall count against the aggregate and individual share limitations set forth under Sections 4.1(a) and 4.1(b).  If any Option, Stock Appreciation Right or Other Stock-Based Awards granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan.  If any shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock awarded under the Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock shall again be available for purposes of Awards under the Plan.  If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under the Plan.  Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations. Any shares of Common Stock withheld by, or otherwise remitted to, the Company, to satisfy a Participant’s tax withholding obligations upon exercise of, or upon lapse of restrictions or settlement of, an Award, shall not be added back to the Share Reserve and shall not otherwise be available for purposes of Awards under the Plan.  The maximum grant date fair value of any Award granted to any director for services as a director during any calendar year shall not exceed $1,000,000.

(b)                                 Individual Participant Limitations.  To the extent required by Section 162(m) of the Code for Awards under the Plan to qualify as “performance-based compensation,” the following individual Participant limitations shall only apply after the expiration of the Transition Period:

(i)                                     The maximum number of shares of Common Stock subject to any Award of Stock Options, or Stock Appreciation Rights, or shares of Restricted Stock, or Other Stock-Based Awards for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals in accordance with Section 8.3(a)(ii) which may be granted under the Plan during any fiscal year of the Company to any Participant shall be 1,000,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 5,000,000 shares (which shall be subject to any further increase or decrease pursuant to Section 4.2) during any fiscal year of the Company.  If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Participant’s individual share limitations for both Stock Appreciation Rights and Stock Options.

(ii)                                  There are no annual individual share limitations applicable to Participants on Restricted Stock or Other Stock-Based Awards for which the grant, vesting or payment (as applicable) of any such Award is not subject to the attainment of Performance Goals.

(iii)                               The maximum number of shares of Common Stock subject to any Performance Award which may be granted under the Plan during any fiscal year of the Company to any Participant shall be 1,000,000 shares (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company.

(iv)                              The maximum value of a cash payment made under a Performance Award which may be granted under the Plan with respect to any fiscal year of the Company to any Participant shall be $10,000,000.

(v)                                 The individual Participant limitations set forth in this Section 4.1(b) (other than Section 4.1(b)(iii)) shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted to a Participant during a fiscal year are not covered by an Award to such Participant in a fiscal year, the number of shares of Common Stock available for Awards to such Participant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

(c)                                  Annual Non-Employee Director Award Limitation.  The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted under the Plan to any individual Non-Employee Director in any fiscal year of the Company (excluding Awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers and any stock dividends payable in respect of outstanding Awards) shall not exceed $1,000,000.

4.2                               Changes.

(a)                                 The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board, the Committee or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization, stock split, or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b)                                 Subject to the provisions of Section 11.1:

(i)                                     If the Company at any time subdivides (by any split, recapitalization or otherwise) the outstanding Common Stock into a greater number of shares of Common Stock, or combines (by reverse split, combination or otherwise) its outstanding Common Stock into a lesser number of shares of Common Stock, then the respective exercise prices for outstanding Awards that provide for a Participant elected exercise and the number of shares of Common Stock covered by outstanding Awards shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(ii)                                  Excepting transactions covered by Section 4.2(b)(i), if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding shares of Common Stock are converted into the right to receive (or the holders of Common Stock are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity (each, a “Reorganization”), then, subject to the provisions of Section 11.1, (A) the aggregate number or kind of securities that thereafter may be issued under the Plan, (B) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under the Plan (including as a result of the assumption of the Plan and the obligations hereunder by a successor entity, as applicable), or (C) the purchase price thereof, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iii)                               If there shall occur any change in the capital structure of the Company other than those covered by Section 4.2(b)(i) or 4.2(b)(ii), including by reason of any extraordinary dividend (whether cash or equity), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company, then the Committee shall adjust any Award and make such other adjustments to the Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iv)                              Any such adjustment determined by the Committee pursuant to this Section 4.2(b) shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns.  Any adjustment to, or assumption or substitution of, an Award under this Section 4.2(b) shall be intended to comply with the requirements of Section 409A of the Code and Treasury Regulation §1.424-1 (and any amendments thereto), to the extent applicable.  Except as expressly provided in this Section 4.2 or in the applicable Award Agreement, a Participant shall have no additional rights under the Plan by reason of any transaction or event described in this Section 4.2.

(v)                                 Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or this Section 4.2(b) shall be aggregated until, and eliminated at, the time of exercise or payment by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half.  No cash settlements shall be required with respect to fractional shares eliminated by rounding.  Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

4.3                               Minimum Purchase Price.  Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1                               General Eligibility.  All current and prospective Eligible Individuals are eligible to be granted Awards.  Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2                               Incentive Stock Options.  Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan.  Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3                               General Requirement.  The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.

ARTICLE VI

STOCK OPTIONS

6.1                               Options.  Stock Options may be granted alone or in addition to other Awards granted under the Plan.  Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2                               Grants.  The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options.  The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options.  To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.3                               Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

6.4                               Terms of Options.  Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)                                 Exercise Price.  The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b)                                 Stock Option Term.  The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c)                                  Exercisability.  Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.4, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant.  If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d)                                 Method of Exercise.  Subject to whatever installment exercise and waiting period provisions apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased.  Such notice shall be accompanied by payment in full of the purchase price as follows:  (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, with the consent of the Committee, having the Company withhold shares of Common Stock issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Common Stock owned by the Participant, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee).  No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)                                  Non-Transferability of Options.  No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant.  Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee.  A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement.  Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.

(f)                                   Termination by Death or Disability.  Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the event of a Participant’s Termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(g)                                  Involuntary Termination Without Cause.  Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h)                                 Voluntary Resignation.  Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in Section 6.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of thirty (30) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i)                                     Termination for Cause.  Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 6.4(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j)                                    Unvested Stock Options.  Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k)                                 Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.  In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option.  Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l)                                     Form, Modification, Extension and Renewal of Stock Options.  Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided further that such action does not subject the Stock Options to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised).  Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(m)                             Deferred Delivery of Common Stock.  The Committee may in its discretion permit Participants to defer delivery of Common Stock acquired pursuant to a Participant’s exercise of an Option in accordance with the terms and conditions established by the Committee in the applicable Award Agreement, which shall be intended to comply with the requirements of Section 409A of the Code.

(n)                                 Early Exercise.  The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to the provisions of Article VIII and be treated as Restricted Stock.  Unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(o)                                 Other Terms and Conditions.  The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14.4.  Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1                               Tandem Stock Appreciation Rights.  Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”).  In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option.  In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2                               Terms and Conditions of Tandem Stock Appreciation Rights.  Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a)                                 Exercise Price.  The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)                                 Term.  A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until, and then only to the extent that the exercise or termination of the Reference Stock Option causes, the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c)                                  Exercisability.  Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.4(c).

(d)                                 Method of Exercise.  A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option.  Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2.  Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent that the related Tandem Stock Appreciation Rights have been exercised.

(e)                                  Payment.  Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares of Common Stock in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(f)                                   Deemed Exercise of Reference Stock Option.  Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g)                                  Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.4(e) of the Plan.

7.3                               Non-Tandem Stock Appreciation Rights.  Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan.

7.4                               Terms and Conditions of Non-Tandem Stock Appreciation Rights.  Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a)                                 Exercise Price.  The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)                                 Term.  The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

(c)                                  Exercisability.  Unless otherwise provided by the Committee in accordance with the provisions of this Section 7.4, Non-Tandem Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant.  If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d)                                 Method of Exercise.  Subject to whatever installment exercise and waiting period provisions apply under Section 7.4(c), Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e)                                  Payment.  Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the Fair Market Value of one share of Common Stock on the date that the right was awarded to the Participant.

(f)                                   Termination.  Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason, Non-Tandem Stock Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 6.4(f) through 6.4(j).

(g)                                  Non-Transferability.  No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

7.5                               Limited Stock Appreciation Rights.  The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right.  Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.  Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award Agreement, the Participant shall receive in cash and/or Common Stock, as determined by the Committee, an amount equal to the amount (i) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights, or (ii) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights.

7.6                               Other Terms and Conditions.  The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of such

Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Right exceeds the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 14.4.  Stock Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VIII

RESTRICTED STOCK

8.1                               Awards of Restricted Stock.  Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan.  The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals) or such other factor as the Committee may determine in its sole discretion, including to comply with the requirements of Section 162(m) of the Code.

8.2                               Awards and Certificates.  Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award.  Further, such Award shall be subject to the following conditions:

(a)                                 Purchase Price.  The purchase price of Restricted Stock shall be fixed by the Committee.  Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b)                                 Acceptance.  Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c)                                  Legend.  Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock.  Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the WideOpenWest, Inc. (the “Company”) 2017 Omnibus Incentive Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company dated           .  Copies of such Plan and Agreement are on file at the principal office of the Company.”

(d)                                 Custody.  If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.

8.3                               Restrictions and Conditions.  The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)                                 Restriction Period.  (i) The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock.  Within these limits, based on service, attainment of Performance Goals pursuant to Section 8.3(a)(ii) and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(ii)                                  If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain.  Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.  With regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, to the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

(b)                                 Rights as a Stockholder.  Except as provided in Section 8.3(a) and this Section 8.3(b) or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to receive dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares; provided, that the payment of any dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period. Such payment of dividends shall be made in a manner that either complies with, or is exempt from Section 409A of the Code.

(c)                                  Termination.  Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(d)                                 Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant.  All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE IX

PERFORMANCE AWARDS

9.1                               Performance Awards.  The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals.  The Committee may grant Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, as well as Performance Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code.  If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article VIII.  If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as determined by the Committee, in its sole and absolute discretion.  Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.  With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall condition the right to payment of any Performance Award upon the attainment of objective Performance Goals established pursuant to Section 9.2(c).

9.2                               Terms and Conditions.  Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a)                                 Earning of Performance Award.  At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established pursuant to Section 9.2(c) are achieved and the percentage of each Performance Award that has been earned.

(b)                                 Non-Transferability.  Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(c)                                  Objective Performance Goals, Formulae or Standards.  With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.  To the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect, with respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.  Performance goals may also be based on an individual participant’s performance goals, as determined by the Compensation Committee.  In addition, all performance goals may be based upon the attainment of specified levels of our performance, or the performance of a subsidiary, division or other operational unit, under one or more of the measures described above relative to the performance of other corporations.  The Compensation Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

(d)                                 Dividends.  Amounts equal to dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Award will not be paid to the Participant unless and until such Performance Award is earned and/or vested and shall accumulate, if any, without interest until such time. Payment of such amounts shall be made in a manner that either complies with, or is exempt from Section 409A of the Code.

(e)                                  Payment.  Following the Committee’s determination in accordance with Section 9.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards.

(f)                                   Termination.  Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

(g)                                  Accelerated Vesting.  Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award.

ARTICLE X

OTHER STOCK-BASED AND CASH-BASED AWARDS

10.1                        Other Stock-Based Awards.  The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, and Awards valued by reference to book value of shares of Common Stock.  Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards.  The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion; provided that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the grant or vesting of such Other Stock-Based Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain.  Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.  To the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect, with respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

10.2                        Terms and Conditions.  Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a)                                 Non-Transferability.  Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)                                 Dividends.  The recipient of an Award under this Article X shall not be entitled to receive dividends or dividend equivalents in respect of the number of shares of Common Stock covered by the Award unless and until such Award is earned and/or vested and shall accumulate, if any, without interest until such time. Any such dividend and/or dividend equivalent shall be paid in a manner that either complies with, or is exempt from, Section 409A of the Code.

(c)                                  Vesting.  Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(d)                                 Price.  Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration.  Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.

10.3                        Other Cash-Based Awards.  The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion.  Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion.  The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

11.1                        Benefits.  In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, the Compensation Committee may treat a Participant’s Award in accordance with one or more of the following methods as determined by the Committee:

(a)                                 Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Stock or other Awards in lieu of any cash distribution.  Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).

(b)                                 The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards.  For purposes hereof, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

(c)                                  The Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options, Stock Appreciation Rights, or any Other Stock-Based Award that provides for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

(d)                                 Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

11.2                        Change in Control.  Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, a “Change in Control” shall be deemed to occur if:

(a)                                 any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, TowerBrook Capital Partners, L.P. or its affiliates, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b)                                 during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section 11.2 or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c)                                  a merger, reorganization, or consolidation of the Company with any other corporation, other than a merger, reorganization or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 11.2(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(d)                                 a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

11.3                        Initial Public Offering not a Change in Control.  Notwithstanding the foregoing, for purposes of the Plan, the occurrence of the Registration Date or any change in the composition of the Board within one year following the Registration Date shall not be considered a Change in Control.

ARTICLE XII

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b) (except by operation of Section 4.2); (iii) change the classification of individuals eligible to receive Awards under the Plan; (iv) decrease the minimum option price of any Stock Option or Stock Appreciation Right; (v) extend the maximum option period under Section 6.4; (vi) alter the Performance Goals for Restricted Stock, Performance Awards or Other Stock-Based Awards as set forth in Exhibit A hereto; (vii) award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price than the replacement award; or (viii) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code.  In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.  Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law including Section 409A of the

Code.  The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE XIII

UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

ARTICLE XIV

GENERAL PROVISIONS

14.1                        Legend.  The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof.  In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer.  All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.2                        Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

14.3                        No Right to Employment/Directorship/Consultancy.  Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.

14.4                        Withholding of Taxes.  The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld.  Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company.  Any minimum statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned.  Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

14.5                        No Assignment of Benefits.  No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

14.6                        Listing and Other Conditions.

(a)                                 Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system.  The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)                                 If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)                                  Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)                                 A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

14.7                        Stockholders Agreement and Other Requirements.  Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a stockholder’s agreement or such other documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Board or Committee shall from time to time establish.  Such stockholder’s agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by such stockholder’s agreement or other documentation.  The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement (or other agreement).

14.8                        Governing Law.  The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.9                        Jurisdiction; Waiver of Jury Trial.  Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts.  In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

14.10                 Construction.  Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.11                 Other Benefits.  No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.12                 Costs.  The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

14.13                 No Right to Same Benefits.  The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.14                 Death/Disability.  The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award.  The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.15                 Section 16(b) of the Exchange Act.  All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3.  The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.16                 Section 409A of the Code.  The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.  To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.  Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.  The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company.  Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

14.17                 Successor and Assigns.  The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.18                 Severability of Provisions.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

14.19                 Payments to Minors, Etc.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.20                 Lock-Up Agreement.  As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-Up Period”).  The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-Up Period.

14.21                 Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

14.22                 Section 162(m) of the Code.  Notwithstanding any other provision of the Plan to the contrary, (i) prior to the Registration Date and during the Transition Period, the provisions of the Plan requiring compliance with Section 162(m) of the Code for Awards intended to qualify as “performance-based compensation” shall only apply to the extent required by Section 162(m) of the Code, and (ii) the provisions of the Plan requiring compliance with Section 162(m) of the Code shall not apply to Awards granted under the Plan that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

14.23                 Post-Transition Period.  Following the Transition Period, any Award granted under the Plan that is intended to be “performance-based compensation” under Section 162(m) of the Code, shall be subject to the approval of the material terms of the Plan by a majority of the stockholders of the Company in accordance with Section 162(m) of the Code and the treasury regulations promulgated thereunder.

14.24                 Company Recoupment of Awards.  A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

ARTICLE XV

EFFECTIVE DATE OF PLAN

The Plan shall become effective on May 24, 2017 which is the date of its adoption by the Board, subject to the approval of the Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware.

ARTICLE XVI

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date that the Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date; provided that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based compensation” under Section 162(m) of the Code shall be granted on or after the fifth anniversary of the stockholder approval of the Plan unless the Performance Goals are re-approved (or other designated Performance Goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals.

ARTICLE XVII

NAME OF PLAN

The Plan shall be known as the “WideOpenWest, Inc. 2017 Omnibus Incentive Plan.”

EXHIBIT A

PERFORMANCE GOALS

To the extent permitted under Section 162(m) of the Code, performance goals established for purposes of Awards intended to be “performance-based compensation” under Section 162(m) of the Code, shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals:

●                  earnings per share;

●                  operating income;

●                  gross income;

●                  net income (before or after taxes);

●                  cash flow;

●                  gross profit;

●                  gross profit return on investment;

●                  gross margin return on investment;

●                  gross margin;

●                  operating margin;

●                  working capital;

●                  earnings before interest and taxes;

●                  earnings before interest, tax, depreciation and amortization;

●                  return on equity;

●                  return on assets;

●                  return on capital;

●                  return on invested capital;

●                  net revenues;

●                  gross revenues;

●                  revenue growth;

●                  annual recurring revenues;

●                  recurring revenues;

●                  license revenues;

●                  sales or market share

●                  total stockholder return

●                  economic value added

●                  specified objectives with regard to limiting the level of increase in all or a portion of our bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of cash balances and other offsets and adjustments as may be established by the Compensation Committee

●                  the fair market value of a share of our common stock

●                  the growth in the value of an investment in our common stock assuming the reinvestment of dividends;

●                  reduction in operating expenses.

With respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

(a)                                 restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification 225-20, “Extraordinary and Unusual Items,”

and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(b)                                 an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(c)                                  a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based upon individual participant performance goals, as determined by the Committee, in its sole discretion.  In addition, Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be based on the performance goals set forth herein or on such other performance goals as determined by the Committee in its sole discretion.

In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit, administrative department or product category of the Company) performance under one or more of the measures described above relative to the performance of other corporations.  With respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may also:

(a)                                 designate additional business criteria on which the performance goals may be based; or

(b)                                 adjust, modify or amend the aforementioned business criteria.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. 1 Year 2 Years 3 Years Abstain V40658-P05742 2. Ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for 2024. 5. Approve an amendment to the WideOpenWest, Inc.'s 2017 Omnibus Incentive Plan. 3. Approve, by non-binding advisory vote, the Company's executive compensation. 4. An advisory (non-binding) vote on the frequency of future advisory votes on executive compensation. For Against Abstain For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! WIDEOPENWEST, INC. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2 and 3. The Board of Directors recommends you vote FOR proposal 5 The Board of Directors recommends you vote 1 Year on the following proposal: WIDEOPENWEST, INC. 7887 EAST BELLEVIEW AVENUE SUITE 1000 ENGLEWOOD, CO 80111 1c. Phil Seskin 1a. Teresa Elder 1b. Jeffrey Marcus 1. Election of Directors Nominees: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! ! ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/WOW2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V40659-P05742 WIDEOPENWEST, INC. Annual Meeting of Stockholders May 9, 2024 10:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Teresa Elder and Roger Seiken, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WideOpenWest, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on May 9, 2024, virtually via a live webcast at www.virtualshareholdermeeting.com/WOW2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side